                                                                  EXHIBIT 10.22
                                                                  -------------




-------------------------------------------------------------------------------




                                  CREDIT AGREEMENT


                            ___________________________


                            CH MORTGAGE COMPANY I, LTD.
                                     Borrower,


                           U.S. BANK NATIONAL ASSOCIATION
                               as Agent and a Lender


                                        and


                        the other Lenders referred to herein

                            ___________________________


                                  August 13, 1999




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

                                 TABLE OF CONTENTS
                                 -----------------


                                                                           PAGE

ARTICLE I GENERAL TERMS  . . . . . . . . . . . . . . . . . . . . . . . . . . .1
     Section 1.01   CERTAIN DEFINITIONS. . . . . . . . . . . . . . . . . . . .1
     Section 1.02   OTHER DEFINITIONAL PROVISIONS. . . . . . . . . . . . . . 14
     Section 1.03   EXHIBITS AND SCHEDULES . . . . . . . . . . . . . . . . . 15
     Section 1.04   CALCULATIONS AND DETERMINATIONS. . . . . . . . . . . . . 15

ARTICLE II TERMS OF CREDITS  . . . . . . . . . . . . . . . . . . . . . . . . 15
     Section 2.01   COMMITMENTS AND DISCRETIONARY SWINGLINE COMMITMENT . . . 15
     Section 2.02   PROMISSORY NOTES . . . . . . . . . . . . . . . . . . . . 16
     Section 2.03   OBTAINING LOANS; REFINANCING OF SWINGLINE LOANS. . . . . 16
     Section 2.04   INTEREST; BALANCES DEFICIENCY FEES; CONTINUATIONS
                    AND CONVERSIONS. . . . . . . . . . . . . . . . . . . . . 18
     Section 2.05   FEES . . . . . . . . . . . . . . . . . . . . . . . . . . 20
     Section 2.06   MANDATORY REPAYMENTS . . . . . . . . . . . . . . . . . . 21
     Section 2.07   PAYMENTS TO LENDERS. . . . . . . . . . . . . . . . . . . 21
     Section 2.08   INCREASED CAPITAL REQUIREMENTS . . . . . . . . . . . . . 22
     Section 2.09   PROVISIONS RELATING TO EURODOLLAR RATE ADVANCES
                    AND BALANCE FUNDED RATE ADVANCES . . . . . . . . . . . . 22

ARTICLE III CONDITIONS PRECEDENT . . . . . . . . . . . . . . . . . . . . . . 24
     Section 3.01   INITIAL BORROWING. . . . . . . . . . . . . . . . . . . . 25
     Section 3.02   ALL BORROWINGS . . . . . . . . . . . . . . . . . . . . . 25

ARTICLE IV BORROWER REPRESENTATIONS AND WARRANTIES . . . . . . . . . . . . . 26
     Section 4.01   ORGANIZATION AND GOOD STANDING . . . . . . . . . . . . . 26
     Section 4.02   AUTHORIZATION AND POWER. . . . . . . . . . . . . . . . . 27
     Section 4.03   NO CONFLICTS OR CONSENTS . . . . . . . . . . . . . . . . 27
     Section 4.06   FINANCIAL CONDITION OF BORROWER. . . . . . . . . . . . . 27
     Section 4.07   FULL DISCLOSURE. . . . . . . . . . . . . . . . . . . . . 28
     Section 4.08   NO DEFAULT . . . . . . . . . . . . . . . . . . . . . . . 28
     Section 4.09   NO LITIGATION. . . . . . . . . . . . . . . . . . . . . . 28
     Section 4.10   TAXES. . . . . . . . . . . . . . . . . . . . . . . . . . 28
     Section 4.11   PRINCIPAL OFFICE, ETC. . . . . . . . . . . . . . . . . . 28
     Section 4.12   COMPLIANCE WITH ERISA. . . . . . . . . . . . . . . . . . 28
     Section 4.13   SUBSIDIARIES . . . . . . . . . . . . . . . . . . . . . . 29
     Section 4.14   INDEBTEDNESS . . . . . . . . . . . . . . . . . . . . . . 29
     Section 4.15   PERMITS. . . . . . . . . . . . . . . . . . . . . . . . . 29
     Section 4.16   STATUS UNDER CERTAIN FEDERAL STATUTES. . . . . . . . . . 29
     Section 4.17   NO APPROVALS REQUIRED. . . . . . . . . . . . . . . . . . 29

     Section 4.18   INDIVIDUAL MORTGAGE LOANS. . . . . . . . . . . . . . . . 29
     Section 4.19   YEAR 2000 COMPLIANCE . . . . . . . . . . . . . . . . . . 31

ARTICLE V AFFIRMATIVE COVENANTS  . . . . . . . . . . . . . . . . . . . . . . 31
     Section 5.01   FINANCIAL STATEMENT AND REPORTS. . . . . . . . . . . . . 31
     Section 5.02   TAXES AND OTHER LIENS. . . . . . . . . . . . . . . . . . 32
     Section 5.03   MAINTENANCE. . . . . . . . . . . . . . . . . . . . . . . 33
     Section 5.04   FURTHER ASSURANCES . . . . . . . . . . . . . . . . . . . 33
     Section 5.05   REIMBURSEMENT OF EXPENSES. . . . . . . . . . . . . . . . 33
     Section 5.06   INSURANCE. . . . . . . . . . . . . . . . . . . . . . . . 34
     Section 5.07   ACCOUNTS AND RECORDS . . . . . . . . . . . . . . . . . . 34
     Section 5.08   RIGHT OF INSPECTION. . . . . . . . . . . . . . . . . . . 34
     Section 5.09   NOTICE OF CERTAIN EVENTS . . . . . . . . . . . . . . . . 34
     Section 5.10   PERFORMANCE OF CERTAIN OBLIGATIONS AND INFORMATION
                    REGARDING INVESTORS. . . . . . . . . . . . . . . . . . . 35
     Section 5.11   USE OF PROCEEDS; MARGIN STOCK. . . . . . . . . . . . . . 35
     Section 5.12   NOTICE OF DEFAULT. . . . . . . . . . . . . . . . . . . . 35
     Section 5.13   COMPLIANCE WITH LOAN DOCUMENTS . . . . . . . . . . . . . 35
     Section 5.14   OPERATIONS AND PROPERTIES. . . . . . . . . . . . . . . . 35
     Section 5.15   YEAR 2000 COMPLIANCE . . . . . . . . . . . . . . . . . . 35

ARTICLE VI NEGATIVE COVENANTS  . . . . . . . . . . . . . . . . . . . . . . . 36
     Section 6.01   NO MERGER. . . . . . . . . . . . . . . . . . . . . . . . 36
     Section 6.02   LIMITATION ON GAAP INDEBTEDNESS AND CONTINGENT
                    INDEBTEDNESS . . . . . . . . . . . . . . . . . . . . . . 36
     Section 6.03   BUSINESS . . . . . . . . . . . . . . . . . . . . . . . . 37
     Section 6.04   LIQUIDATIONS, DISPOSITIONS OF SUBSTANTIAL ASSETS . . . . 37
     Section 6.05   LOANS, ADVANCES, AND INVESTMENTS . . . . . . . . . . . . 37
     Section 6.06   USE OF PROCEEDS. . . . . . . . . . . . . . . . . . . . . 37
     Section 6.07   ACTIONS WITH RESPECT TO MORTGAGE COLLATERAL. . . . . . . 38
     Section 6.08   TRANSACTIONS WITH AFFILIATES . . . . . . . . . . . . . . 38
     Section 6.09   LIENS. . . . . . . . . . . . . . . . . . . . . . . . . . 38
     Section 6.10   ERISA PLANS. . . . . . . . . . . . . . . . . . . . . . . 38
     Section 6.11   CHANGE OF PRINCIPAL OFFICE; FISCAL YEAR. . . . . . . . . 38
     Section 6.12   LIMITATION ON DISTRIBUTIONS AND REDEMPTIONS. . . . . . . 39
     Section 6.13   TANGIBLE NET WORTH . . . . . . . . . . . . . . . . . . . 39
     Section 6.14   TANGIBLE NET WORTH RATIO . . . . . . . . . . . . . . . . 39
     Section 6.15   NET INCOME . . . . . . . . . . . . . . . . . . . . . . . 39
     Section 6.16   CUSTODIAN. . . . . . . . . . . . . . . . . . . . . . . . 39

ARTICLE VII EVENTS OF DEFAULT  . . . . . . . . . . . . . . . . . . . . . . . 39
     Section 7.01   NATURE OF EVENT. . . . . . . . . . . . . . . . . . . . . 39
     Section 7.02   DEFAULT REMEDIES . . . . . . . . . . . . . . . . . . . . 41

ARTICLE VIII INDEMNIFICATION . . . . . . . . . . . . . . . . . . . . . . . . 42
     Section 8.01   INDEMNIFICATION. . . . . . . . . . . . . . . . . . . . . 42
     Section 8.02   LIMITATION OF LIABILITY. . . . . . . . . . . . . . . . . 42

ARTICLE IX  AGENT. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 42
     Section 9.01   APPOINTMENT AND AUTHORIZATION. . . . . . . . . . . . . . 42
     Section 9.02   NOTE HOLDERS . . . . . . . . . . . . . . . . . . . . . . 43
     Section 9.03   CONSULTATION WITH COUNSEL. . . . . . . . . . . . . . . . 43
     Section 9.04   DOCUMENTS. . . . . . . . . . . . . . . . . . . . . . . . 43
     Section 9.05   AGENT AND AFFILIATES . . . . . . . . . . . . . . . . . . 43
     Section 9.06   ACTION BY AGENT. . . . . . . . . . . . . . . . . . . . . 43
     Section 9.07   CREDIT ANALYSIS. . . . . . . . . . . . . . . . . . . . . 44
     Section 9.08   NOTICES OF EVENT OF DEFAULT, ETC . . . . . . . . . . . . 44
     Section 9.09   INDEMNIFICATION. . . . . . . . . . . . . . . . . . . . . 44
     Section 9.10   PAYMENTS . . . . . . . . . . . . . . . . . . . . . . . . 45
     Section 9.11   SHARING OF SET-OFFS AND OTHER PAYMENTS . . . . . . . . . 45
     Section 9.12   SUCCESSOR AGENT. . . . . . . . . . . . . . . . . . . . . 46
     Section 9.13   NOTICE OF NEW INVESTORS  . . . . . . . . . . . . . . . . 46

ARTICLE X MISCELLANEOUS  . . . . . . . . . . . . . . . . . . . . . . . . . . 46
     Section 10.01  NOTICES. . . . . . . . . . . . . . . . . . . . . . . . . 46
     Section 10.02  AMENDMENTS, ETC. . . . . . . . . . . . . . . . . . . . . 47
     Section 10.03  INVALIDITY . . . . . . . . . . . . . . . . . . . . . . . 48
     Section 10.04  SURVIVAL OF AGREEMENTS . . . . . . . . . . . . . . . . . 48
     Section 10.05  RENEWAL, EXTENSION OR REARRANGEMENT. . . . . . . . . . . 48
     Section 10.06. WAIVERS. . . . . . . . . . . . . . . . . . . . . . . . . 48
     Section 10.07  CUMULATIVE RIGHTS. . . . . . . . . . . . . . . . . . . . 48
     Section 10.08  CONSTRUCTION . . . . . . . . . . . . . . . . . . . . . . 49
     Section 10.09  LIMITATION ON INTEREST . . . . . . . . . . . . . . . . . 49
     Section 10.10  BANK ACCOUNTS; OFFSET. . . . . . . . . . . . . . . . . . 50
     Section 10.11  ASSIGNMENTS, PARTICIPATIONS, COMMITMENT AMOUNT
                    INCREASES AND NEW LENDERS. . . . . . . . . . . . . . . . 50
     Section 10.12  EXHIBITS . . . . . . . . . . . . . . . . . . . . . . . . 51
     Section 10.13  TITLES OF ARTICLES, SECTIONS AND SUBSECTIONS . . . . . . 52
     Section 10.14  COUNTERPARTS . . . . . . . . . . . . . . . . . . . . . . 52
     Section 10.15  ENTIRE AGREEMENT . . . . . . . . . . . . . . . . . . . . 52
     Section 10.16  TERMINATION; LIMITED SURVIVAL. . . . . . . . . . . . . . 52
     Section 10.17  CONFIDENTIALITY OF INFORMATION . . . . . . . . . . . . . 52
     Section 10.18  JURY WAIVER. . . . . . . . . . . . . . . . . . . . . . . 53

                                   CREDIT AGREEMENT
                                   ----------------

     THIS CREDIT AGREEMENT is made and entered into as of August 13, 1999, between CH Mortgage Company I, Ltd., a Texas limited partnership ("BORROWER"), U.S. Bank National Association, as agent ("Agent") and Lenders referred to below ("Lenders").

     The parties hereto hereby agree as follows:

                                     ARTICLE I
                                     ---------

                                   GENERAL TERMS
                                   -------------

     Section 1.01 CERTAIN DEFINITIONS. As used in this Agreement, the following terms have the following meanings.

     "ADJUSTED EURODOLLAR RATE" means on any date of determination, the rate (rounded upward, if necessary, to the next higher one hundredth of one percent) determined by dividing the Eurodollar Rate for such date by 1.00 minus the Eurodollar Reserve Percentage.

     "ADVANCE" means (a) a Reference Rate Advance, (b) a Balance Funded Rate Advance or (c) a Eurodollar Rate Advance.

     "AFFILIATE" means, as to any Person, each other Person that directly or indirectly (through one or more intermediaries or otherwise) controls, is controlled by, or is under common control with, such Person.

     "AGENT" has the meaning assigned to such term in the preamble hereof.

     "AGGREGATE COMMITMENT AMOUNTS" means the total of the Commitment Amounts of the Lenders, which is $175,000,000 initially, subject to increase in accordance with Section 10.11(d), but not to exceed $250,000,000.

     "AGREEMENT" means this Credit Agreement, as the same may from time to time be amended, modified or supplemented.

     "APPLICABLE MARGIN" means, with respect to:

          (a)  Reference Rate Advances, 0%, and

          (b)  Eurodollar Rate Advance, 1.00%

     "BALANCE CALCULATION PERIOD" means each calendar month.

     "BALANCE FUNDED AMOUNT" means with respect to any Lender for any Balance Calculation Period, the average of the Qualifying Balances of such Lender for such Balance Calculation Period. As used in this paragraph, "QUALIFYING BALANCES"' shall mean, with respect to any Lender, for any day the lesser of
(a) the amount of such Lender's Loans on such day, and (b) the sum of the collected balances in all identified non-interest bearing accounts of Borrower maintained with such Lender less (i) amounts necessary to satisfy reserve and deposit insurance requirements and (ii) amounts required to compensate such Lender for services rendered in accordance with such Lender's system of charges for services to similar accounts.

     "BALANCE FUNDED RATE" means a rate of 1.125% per annum.

     "BALANCE FUNDED RATE ADVANCE" means an outstanding Loan that bears interest as provided in Section 2.04(a)(i).

     "BALANCES DEFICIENCY" as defined in Section 2.04(a)(i).

     "BALANCES DEFICIENCY FEE" as defined in Section 2.04(a)(i).

     "BALANCES SURPLUS" as defined in Section 2.04(a)(i).

     "BORROWER" shall have the meaning assigned to such term in the preamble hereof.

     "BORROWER'S CONSOLIDATED TANGIBLE NET WORTH" means, as of any date, the remainder of (a) all assets of Borrower and the Restricted Subsidiaries on a Consolidated basis MINUS (b) the sum of (i) all GAAP Indebtedness and all Contingent Indebtedness of Borrower and the Restricted Subsidiaries, (ii) all assets of Borrower and the Restricted Subsidiaries which would be classified as intangible assets under GAAP, including Capitalized Servicing Rights, goodwill (whether representing the excess cost over book value of assets acquired or otherwise), patents, trademarks, trade names, copyrights, franchises, deferred charges and intercompany receivables, and (iii) investments in and advances to Unrestricted Subsidiaries PLUS (c) the Market Value of Borrower's servicing rights.

     "BORROWING BASE" means at any date the Collateral Value of all Eligible Mortgage Loans which have been delivered to and held by Agent or otherwise identified as Mortgage Collateral.

     "BORROWING BASE CERTIFICATE" means a certificate in the form attached hereto as Exhibit C.

     "BORROWING DATE" means the Business Day specified by Borrower in a Borrowing Request as the date on which it requests the Lender to make Loans.

     "BUSINESS DAY" means a day, other than a Saturday or Sunday, on which commercial banks are open for business with the public in Minneapolis, Minnesota and on which the federal wire system is open.

     "CAPITALIZED SERVICING RIGHTS" means as of any Person, all rights to service Mortgage Loans which would be capitalized under GAAP (regardless of whether such rights result from asset securitizations, whole loan sales or originations of Mortgage Loans).

     "CASH EQUIVALENTS" means (a) securities Issued or directly and fully guaranteed or Insured by the United States Government or any agency or instrumentality thereof which mature within 90 days from the date of acquisition, (b) time deposits, which mature within 90 days from date of acquisition, with, and certificates of deposit, which mature within 90 days from the date of acquisition, of, Agent or any Lender or any other domestic commercial bank having capital and surplus in excess of $200,000,000, which has, or the holding company of which has, a commercial paper rating of at least A-1 or the equivalent thereof by Standard & Poor's Ratings Group (a division of McGraw Hill, Inc.) or P-1 or the equivalent thereof by Moody's Investors Service, Inc., or (c) overnight investments in money market mutual funds registered under the 1940 Act.

     "CHANGE OF CONTROL" means the occurrence of Parent not owning, directly or indirectly, all of the issued and outstanding ownership interests of Borrower.

     "CODE" means the Internal Revenue Code of 1986, as amended from time to time, together with the regulations from time to time promulgated with respect thereto.

     "COLLATERAL" has the meaning given to it in the Security Agreement.

     "COLLATERAL ACCOUNT" means account number 104756234365 of Borrower with Agent.

     "COLLATERAL VALUE" means:

     (a) with respect to each Eligible Mortgage Loan that is a Conforming Mortgage Loan and included in the Borrowing Base, ninety-eight percent (98%) of the least of: (i) the outstanding principal balance of the Mortgage Note constituting such Conforming Mortgage Loan; (ii) the amount at which an Investor has committed to purchase the Conforming Mortgage Loan pursuant to a Take-out Commitment or the weighted average commitment price under the applicable Take-Out Commitment; or (iii) at the election of the Agent, the Market Value of the Mortgage Note constituting such Mortgage Loan; and

     (b) with respect to each Eligible Mortgage Loan that is a Jumbo Mortgage Loan and included in the Borrowing Base, ninety-eight percent (98%) of the least of: (i) the outstanding principal balance of the Mortgage Note constituting such Jumbo Mortgage Loan; (ii) the amount at which an Investor has committed to purchase the Jumbo Mortgage Loan pursuant to a Take-

Out Commitment or the weighted average commitment price under the applicable Take-Out Commitment; or (iii) at the election of the Agent, the Market Value of the Mortgage Note constituting such Jumbo Mortgage Loan.

     (c) with respect to each Eligible Mortgage Loan that is a Nonconforming Mortgage Loan and included in the Borrowing Base, ninety-eight percent (98%) of the least of: (i) the outstanding principal balance of the Mortgage Note constituting such Nonconforming Mortgage Loan; (ii) the amount at which an Investor has committed to purchase the Nonconforming Mortgage Loan pursuant to a Take-Out Commitment or the weighted average commitment price under the applicable Take-Out Commitment; and (iii) at the election of the Agent, the Market Value of the Mortgage Note constituting such Nonconforming Mortgage Loan.

     "COMMITMENT" means, as to any Lender, the obligation of such Lender to make Loans to Borrower pursuant to Section 2.01 hereof in an aggregate amount not to exceed such Lender's Commitment Amount.

     "COMMITMENT AMOUNT" means, as to any Lender, the amount set opposite such Lender's name as its Commitment Amount on Schedule 5.

     "CONFIRMATION" means a Confirmation of Borrowing/Paydown/ Conversion in the form of Exhibit B.

     "CONFORMING MORTGAGE LOAN" means a first priority Mortgage Loan that has been FHA-insured or VA-guaranteed or that has been underwritten in accordance with Fannie Mae guidelines and/or meets all applicable requirements for sale to Fannie Mae or Freddie Mac or for guaranty by Ginnie Mae.

     "CONSOLIDATED" refers to the consolidation of any Person, in accordance with GAAP, with its properly consolidated subsidiaries excluding all Unrestricted Subsidiaries. References herein to a Person's Consolidated financial statements refer to the consolidated financial statements of such Person and its properly consolidated subsidiaries excluding all Unrestricted Subsidiaries.

     "CONTINGENT INDEBTEDNESS" of any Person at a particular date means the sum (without duplication) at such date of (a) all obligations of such Person in respect of letters of credit, acceptances, or similar obligations issued or created for the account of such Person, (b) all obligations of such Person under any contract, agreement or understanding of such Person pursuant to which such Person guarantees, or in effect guarantees, any indebtedness or other obligations of any other Person in any matter, whether directly or indirectly, contingently or absolutely, in whole or in part, (c) all liabilities secured by any Lien on any property owned by such Person, whether or not such Person has assumed or otherwise become liable for the payment thereof and (d) any liability of such Person or any Affiliate thereof in respect of unfunded vested benefits under in ERISA Plan, excluding any GAAP Indebtedness.

     "DEBTOR LAWS" means all applicable liquidation, conservatorship, bankruptcy, moratorium, arrangement, receivership, insolvency, reorganization or similar laws from time to time in effect affecting the rights of creditors generally and general principles of equity.

     "DEFAULT" means any of the events specified in Section 7.01 hereof, whether or not any requirement for notice or lapse or time or any other condition has been satisfied.

     "DISTRIBUTION" means (a) any cash dividend or any other cash distribution made by a Person on, or in respect of, any stock, partnership interest, or other equity interest in such Person and (b) any and all funds, cash or other payments made in respect of the purchase, redemption, acquisition or retirement of any beneficial interest, stock, partnership interest, or other equity interest in such Person.

     "DRAWDOWN TERMINATION DATE" means the earlier of August 15, 2000, or the day on which the Notes first become due and payable in full.

     "ELIGIBLE MORTGAGE LOAN" means a Mortgage Loan as described in Schedule 1 attached hereto.

     "ERISA" means the Employee Retirement Income Security Act of 1974, as amended from time to time, together with the regulations from time to time promulgated with respect thereto.

     "ERISA AFFILIATION" means all members of the group of corporations and trades or businesses (whether or not incorporated) which, together with Borrower, are treated as a single employer under Section 414 of the Code.

     "ERISA PLAN" means any pension benefit plan subject to Title IV of ERISA or Section 412 of the Code maintained or contributed to by Borrower or any ERISA Affiliate with respect to which Borrower has a fixed or contingent liability.

     "EURODOLLAR BUSINESS DAY": a Business Day which is also a day for trading by and between banks in United States dollar deposits in the interbank Eurodollar market and a day on which banks are open for business in New York City.

     "EURODOLLAR RATE": on any date of determination, the average offered rate for deposits in United States dollars having a maturity of thirty days (rounded upward, if necessary, to the nearest 1/16 of 1%) for delivery of such deposits on such date of determination, or if such date is not a Eurodollar Business Day, on the first preceding Eurodollar Business Day, which appears on the Reuters Screen LIBO page as of 11:00 a.m., London time (or such other time as of which such rate appears), on such date of determination, or the rate for such deposits determined by Agent at such time based on such other published service of general application as shall be selected by Agent for such purpose; provided, that in lieu of determining the rate in the foregoing manner, Agent may determine the rate based on rates at which thirty day
United States dollar deposits are offered to the entity which is Agent in the interbank Eurodollar market at such time for delivery in immediately available dollars on the second Business Day after such date of determination in an amount approximately equal to the advance as made by the entity which is Agent to which such rate is to apply (rounded upward, if necessary, to the nearest 1/16 of 1%). "Reuters Screen LIBO page" means the display designated as page "LIBO" on the Reuters Monitor Money Rate Screen (or such other page as may replace the LIBO page on such service for the purpose of displaying London interbank offered rates of major banks for United States dollar deposits).

     "EURODOLLAR RATE ADVANCE": an outstanding Loan that bears interest as provided in Section 2.04(a)(iii).

     "EURODOLLAR RESERVE PERCENTAGE": on any date of determination, that percentage (expressed as a decimal) which is in effect on such day, as prescribed by the Board of Governors of the Federal Reserve System (or any successor) for determining the maximum reserve requirement for a member bank of the Federal Reserve System, with deposits comparable in amount to those held by U.S. Bank, in respect of "Eurocurrency Liabilities" (or in respect of any other category of liabilities which includes deposits by reference to which the interest rate on Eurodollar Rate Advances is determined or any category of extensions of credit or other assets which includes loans by a non-United States office of a bank to United States residents).

     "EVENT OF DEFAULT" means any of the events specified in Section 7.01 hereof, provided that any requirement in connection with such event for the giving of notice or the lapse of time, or the happening of any further condition, event or act has been satisfied.

     "FANNIE MAE" means Fannie Mae, a corporation created under the laws of the United States, and any successor thereto.

     "FEDERAL FUNDS RATE" means, for any day, the rate per annum (rounded upwards, if necessary, to the nearest 1/100th of one percent) equal to the weighted average of the rates on overnight Federal funds transactions with members of the Federal Reserve System arranged by Federal funds brokers on such day, as published by the Federal Reserve Bank of Minneapolis on the Business Day next succeeding such day, provided that (i) if the day for which such rate is to be determined is not a Business Day, the Federal Funds Rate for such day shall be such rate on such transactions on the next preceding Business Day as so published on the next succeeding Business Day, and (ii) if such rate is not so published for any day, the Federal Funds Rate for such day shall be the average rate quoted to Agent on such day on such transactions as determined by Agent.

     "FHA" means the Federal Housing Administration and any successor thereto.

     "FISCAL QUARTER" means each period of three calendar months ending December 31, March 31, June 30 and September 30 of each year.

     "FISCAL YEAR" means each period of twelve calendar months ending September 30 of each year.

     "FOUR QUARTER PERIOD" means as of the end of any Fiscal Quarter, the period of four consecutive Fiscal Quarters then ended.

     "FREDDIE MAC" means Freddie Mac, a corporation created under the laws of the United States, and any successor thereto.

     "GAAP" means those generally accepted accounting principles and practices which are recognized as such by the Financial Accounting Standards Board (or any generally recognized successor) and which, in the case of Borrower, are applied for all periods after the date hereof in a manner consistent with the manner in which such principles and practices were applied to the financing statements described in Section 4.06. If any change in any accounting principle or practice is required by the Financial Accounting Standards Board (or any such successor) in order for such principle or practice to continue as a generally accepted accounting principle or practice, all reports and financial statements required hereunder with respect to Borrower or with respect to Borrower and its Consolidated subsidiaries may be prepared in accordance with such change, but all calculations and determinations to be made hereunder may be made in accordance with such change only after notice of such change is given to each Lender and Majority Lenders agree to such change insofar as it affects the accounting of Borrower.

     "GAAP INDEBTEDNESS" of any Person at a particular date mean the sum (without duplication) at such date of (a) all indebtedness of such Person for borrowed money or for the deferred purchase price of property or services or which is evidenced by a note, bond, debenture, or similar instrument, and (b) all obligations of such Person under any lease required by GAAP to be capitalized on the balance sheet of such Person.

     "GENERAL PARTNER" means the general partner of Borrower which on the date hereof is CH Mortgage Company GP, Inc., a Delaware corporation.

     "GINNIE MAE" means the Government National Mortgage Association, or any successor thereto.

     "GOOD FUNDS WIRE CLEARING ACCOUNT" means account number 104756234340 of Borrower with Agent.

     "GOVERNMENTAL AUTHORITY" means any nation or government, any agency, department, state or other political subdivision thereof and any entity exercising executive, legislative, judicial, regulatory or administrative functions of or pertaining to government.

     "GOVERNMENT REQUIREMENT" means any law, statute, code, ordinance, order, rule, regulation, judgment, decree, injunction, franchise, permit, certificate, license, authorization or other direction or requirement (including, without limitation, any of the foregoing which relate to environmental standards or controls, energy regulations and occupational, safety and health standards or controls) of any arbitrator, court or other Governmental Authority, which exercises jurisdiction over Borrower and its Restricted Subsidiaries or any of its Property.

     "INVESTOR" means any Person listed on Schedule 2 and any other Person approved in writing by Agent who agrees to purchase Mortgage Collateral pursuant to a Take-Out Commitment.

     "JUMBO MORTGAGE LOAN" means a Mortgage Loan which would in all respects be a Conforming Loan but for the fact that the original unpaid principal amount of the underlying Mortgage Note is greater than $240,000 (but does not exceed $500,000).

     "JUMBO SUBLIMIT" means fifteen percent (15%) of the Aggregate Commitment Amounts.

     "LENDERS" means each signatory hereto (other than Borrower) including U.S. Bank in its capacity as a Lender hereunder rather than as Agent, and the successors of each as holder of a Note (or a portion thereof) that has been transferred in accordance with Section 10.11.

     "LIEN" means any mortgage, pledge, hypothecation, assignment, deposit arrangement, encumbrance, lien (whether statutory or otherwise), or preference, priority or other security agreement or preferential arrangement of any kind or nature whatsoever (including, without limitation, any conditional sale or other title retention agreement, any financing lease having substantially the same economic effect as any of the foregoing, and the filing of any financing statement under the Uniform Commercial Code or comparable law of any jurisdiction in respect of any of the foregoing).

     "LOAN" has the meaning given it in Section 2.01.

     "LOAN DOCUMENT" means any, and "LOAN DOCUMENTS" shall mean all, of this Agreement, the Notes, the Security Instruments and any and all other agreements or instruments now or hereafter executed and delivered by Borrower or any other Person in connection with, or as security for the payment or performance of any or all of the Obligations, as any of such may be renewed, amended or supplemented from time to time.

     "MAJORITY LENDERS" means (i) if there are less than three Lenders, Lenders collectively having Percentage Shares totaling in the aggregate one hundred percent (100%); and (ii) if there are three or more Lenders, Lenders collectively having Percentage Shares totaling in the aggregate at least sixty-six and two-thirds percent (66 2/3%).

     "MARKET VALUE" means at any date with respect to any Mortgage Loan, the bid price quoted in writing to the Agent as of the computation date by two nationally recognized dealers selected by the Agent who at the time are making a market in similar Mortgage Loans, multiplied, in any case, by the outstanding principal amount thereof.

     "MATERIAL ADVERSE EFFECT" means any material adverse effect on (a) the validity or enforceability of this Agreement, the Notes or any other Loan Document, (b) the business, operations, total Property or financial condition of Borrower and its Restricted Subsidiaries on a Consolidated basis, (c) the collateral under the Security Agreement, or (d) the ability of Borrower to fulfill its obligations under this Agreement, the Notes, or any other Loan Document to which it is a party.

     "MAXIMUM RATE" means, with respect to each Lender, the maximum nonusurious rate of interest that such Lender is permitted under applicable law to contract for, take, charge, or receive with respect to its Loans. All determinations herein of the Maximum Rate, or of any interest rate determined by reference to the Maximum Rate, shall be made separately for each Lender as appropriate to assure that the Loan Documents are not construed to obligate any Person to pay interest to any Lender at a rate in excess of the Maximum Rate applicable to such Lender.

     "MORTGAGE" means a mortgage or deed of trust, on standard forms in form and substance satisfactory to Agent, securing a Mortgage Note and granting a perfected first or second priority lien on residential real property consisting of land and a single-family dwelling thereon which is completed and ready for occupancy.

     "MORTGAGE ASSIGNMENT" means an instrument duly executed and in recordable form assigning a Mortgage, in blank and all like intervening instruments that have been executed with respect to such Mortgage and which is in form acceptable to Agent and satisfies all Requirements of Law.

     "MORTGAGE COLLATERAL" all Mortgage Notes (a) which are made payable to the order of Borrower or have been endorsed (without restriction or limitation) payable to the order of Borrower, (b) in which Agent has been granted and continues to hold a perfected first priority security interest, (c) which are in form and substance acceptable to Agent in its reasonable discretion, (d) which are secured by Mortgages, and (e) with respect to Eligible Mortgage Loans, conform in all respects with all the requirements for purchase of such Mortgage Notes under the Take-Out Commitments and are valid and enforceable in accordance with their respective terms.

     "MORTGAGE LOAN" means a one-to-four-family mortgage loan which is evidenced by a Mortgage Note and secured by a Mortgage, together with the rights and obligations of a holder thereof and payments thereon and proceeds therefrom.

     "MORTGAGE NOTE" means the Note or other evidence of indebtedness evidencing the indebtedness of an Obligor under a Mortgage Loan.

     "MORTGAGE-BACKED SECURITY" shall mean (a) any security (including, without limitation, a participation certificate) guaranteed by Ginnie Mae that represents an interest in a pool of mortgages, deeds of trust or other instruments creating a Lien on Property which is improved by a completed single family residence, including but not limited to a condominium, planned unit development or townhouse, (b) a security (including a participation certificate) issued by Fannie Mae or Freddie Mac that represent interests in such a pool, and
(c) a privately-placed security representing undivided interests in or otherwise supported by such a pool.

     "NONCONFORMING MORTGAGE LOAN" means a Mortgage Loan that (a) is neither a Conforming Mortgage Loan nor a Jumbo Mortgage Loan,(b) generally meets Standard & Poor's Ratings Group (a division of McGraw Hill, Inc.) underwriting guidelines for Subprime Mortgage Loans, (c) has a FICO score equal to or in excess of the requirements of the Investor under the applicable Take-Out Commitment for such Mortgage Loan, (d) has a combined loan-to-value ratio of not more than 100%, and
(e) has a face amount of no more than $100,000, in the case of a Mortgage Loan made pursuant to a home equity line of credit, and no more than $250,000, in the case of any other Mortgage Loan.

     "NONCONFORMING SUBLIMIT" means fifteen percent (15%) of the Aggregate Commitment Amounts.

     "NOTE" means any promissory note delivered by Borrower to a Lender pursuant to Section 2.02 in the form attached hereto as Exhibit A, and all renewals, modifications and extensions thereof. "NOTES" means collectively each Lender's Note.

     "OBLIGATIONS" means all present and future GAAP Indebtedness and Contingent Indebtedness, obligations, and Liabilities of Borrower to Agent or any Lender, and all renewals and extensions thereof, or any part thereof, arising pursuant to this Agreement or any other Loan Document, and all interest accrued thereon, and reasonable attorneys' fees and other costs incurred in the drafting, negotiation, enforcement or collection thereof, regardless of whether such indebtedness, obligations, and liabilities are direct, indirect, fixed, contingent, joint, several or joint and several.

     "OBLIGOR" means the Person or Persons obligated to pay the indebtedness which is the subject of a Mortgage Loan.

     "OPERATING ACCOUNT" means the non-interest bearing demand checking account established by Borrower with Agent to be used for Borrower's operations.

     "PARENT" means D.R. Horton, Inc., a Delaware Corporation, which owns indirectly through one or more of its wholly-owned Subsidiaries, one hundred percent (100%) of the general and limited partnership interests in Borrower.

     "PBGC" means the Pension Benefit Guaranty Corporation or any Governmental Authority succeeding to any of its functions.

     "PERCENTAGE SHARE" means, with respect to any Lender (a) when used in
Section 2.01, in any Borrowing Request or when no Loans are outstanding hereunder, the percentage set forth opposite such Lender's name on Schedule 5, and (b) when used otherwise, the percentage obtained by dividing (i) the sum of the unpaid principal balance of such Lender's Loans at the time in question by
(ii) the sum of the aggregate unpaid principal balance of all Loans at such time.

     "PERSON" means any individual, corporation, partnership, joint venture, association, joint stock company, limited liability company, trust, unincorporated organization, Governmental Authority, or any other form of entity.

     "PROPERTY" means any interest in any kind of property or asset, whether real, personal or mixed, or tangible or intangible.

     "REFERENCE RATE" means at the time of any determinations thereof, the rate per annum which is most recently publicly announced by U.S. Bank as its "reference rate", which may be a rate at, above or below the rate at which U.S. Bank lends to other Persons.

     "REFERENCE RATE ADVANCE" means an outstanding Loan that bears interest as provided in Section 2.04(a)(ii).

     "REGULATION D" means Regulation D issued by the Board of Governors of the Federal Reserve system as in effect from time to time.

     "REGULATION T" means Regulation T issued by the Board of Governors of the Federal Reserve System as in effect from time to time.

     "REGULATION U" means Regulation U issued by the Board of Governors of the Federal Reserve System as in effect from time to time.

     "REGULATION X" means Regulation X issued by the Board of Governors of the Federal Reserve System as in effect from time to time.

     "REGULATORY CHANGE" means any change after the date hereof in United States federal, state or foreign laws or regulations or the adoption or making after such date of any interpretations, directives or requests applying to a class of banks including any Lender under any United States federal, state or foreign laws or regulations (whether or not having the force of law) by any court or governmental or monetary authority charged with the interpretation or administration thereof.

     "REPORTABLE EVENT" means (a) a reportable event described in Sections 4043(b)(5) or (6) of ERISA or the regulations promulgated thereunder, or (b) any other reportable event described in Section 4043(b) of ERISA or the regulations promulgated thereunder other than a reportable event not subject to the provision for 30-day notice to the PBGC pursuant to a waiver by the PBGC under
Section 4043(a) of ERISA.

     "REQUIRED MORTGAGE DOCUMENTS" means as to any Mortgage Loan, the items described in Section 4.02 of the Security Agreement.

     "REQUIREMENT OF LAW" as to any Person means the charter and by-laws or other organizational or governing documents of such Person, and any law, statute, code, ordinance, order, rule, regulation judgment, decree, injunction, franchise, permit, certificate, license, authorization or other determination, direction or requirement (including, without limitation, any of the foregoing which relate to environmental standards or controls, energy regulations and occupational, safety and health standards or controls) of any arbitrator, court or other Governmental Authority, in each case applicable to or binding upon such Person or any of its Property or to which such Person or any of its Property is subject.

     "RESTRICTED SUBSIDIARY" means any subsidiary of Borrower in existence on the date hereof and any Subsidiary hereafter acquired or formed by Borrower which Borrower does not designate as an Unrestricted Subsidiary.

     "RISK RATING" means the risk rating of a Mortgage Loan determined by the underwriting guidelines of Borrower or other applicable standards of an Investor to which such Mortgage Loan is to be sold by Borrower under a Take-Out Commitment, provided that such underwriting guidelines or other applicable standards comply with industry standards in the sole judgment of Agent.

     "SECURITY AGREEMENT" means the Pledge and Security Agreement of even date herewith between Borrower and Agent, as the same may from time to time be further supplemented, amended or restated.

     "SECURITY INSTRUMENT" means (a) the Security Agreement and (b) such other executed documents as are or may be necessary to grant to Agent a perfected first prior and continuing security interest in and to all Mortgage collateral, and any and all other agreements or instruments now or hereafter executed and delivered by Borrower in connection with, or as security for the payment or performance of, all or any of the Obligations, including Borrower's obligations under the Notes and this Agreement, as such agreements may be amended, modified or supplemented from time to time.

     "SUBPRIME MORTGAGE LOANS" means any loans with credit characteristics which do not fit the traditional requirements for a Risk Rating of "A" (as defined by Standard & Poor's Rating

Group), generally due to the overall underlying credit quality, credit bureau score, loan-to-value ratio, lack of credit history, etc.


     "SUBSIDIARY" means, with respect to any Person, any corporation, association, partnership, joint venture, or other business or corporate entity, enterprise or organization which is directly or indirectly (through out or more intermediaries) controlled by or owned fifty percent (50%) or more by such Person.

     "SWINGLINE COMMITMENT" means the discretionary revolving credit facility provided by U.S. Bank to Borrower described in Section 2.01.

     "SWINGLINE LOAN" means a loan made by U.S. Bank to Borrower pursuant to
Section 2.10.

     "TAKE-OUT COMMITMENT" means with respect to any Mortgage Loan shall mean a bona fide current, unused and unexpired whole loan commitment or forward sale Mortgage-Backed Security commitment issued in favor of and held by the Company made by an Approved Investor, under which such Approved Investor agrees prior to the expiration thereof, upon the satisfaction of certain terms and conditions therein, to purchase such Mortgage Loan or related Mortgage-Backed Security at a specified price, which commitment is not subject to any term or condition which is not customary in commitments of like nature or which, in the reasonably anticipated course of events, cannot be fully complied with prior to the expiration thereof.

     "TERMINATION EVENT" means (a) the occurrence with respect to any ERISA Plan of a Reportable Event, (b) the withdrawal of Borrower or any ERISA Affiliate from a plan during a plan year in which it was a "substantial employer", as defined in Section 4001(a)(2) of ERISA, (c) the distribution to affected parties of a notice of intent to terminate any ERISA Plan or the treatment of any ERISA plan amendment as a termination under Section 4041 of ERISA, (d) the institution of proceedings to terminate any ERISA Plan by the PBGC under Section 4042 of ERISA, or (e) any other event or condition which might constitute grounds under
Section 4042 of ERISA for the termination of, or the appointment of a trustee to administer, any ERISA Plan.

     "UCC" means the Texas Uniform Commercial Code, as the same may hereafter be amended.

     "UNRESTRICTED SUBSIDIARY" means (i) any Subsidiary of Borrower that at the time of acquisition or formation of such Subsidiary by Borrower shall be designated as an Unrestricted Subsidiary by the Board of Directors of Borrower in the manner provided below and (ii) any Subsidiary of an Unrestricted Subsidiary. The Board of Directors of the General Partner may designate any newly acquired or formed Subsidiary to be an Unrestricted Subsidiary, provided that no Default or Event of Default shall have occurred and be continuing at the time of or, after giving effect to such designation. The Board of Directors may designate any Unrestricted

Subsidiary to be a Restricted Subsidiary by delivering written notice of such designation to Agent together with a compliance certificate signed by the President, Accounting Director or Chief Financial Officer of General Partner which shall certify to Agent and Lenders that at the date of and, after giving effect to such designation, Borrower shall be in compliance with all covenants set forth in the Loan Documents and no Default or Event of Default shall have Occurred and be continuing.

     "VA" means the U.S. Department of Veterans Affairs and any successor thereto.

     "WET WAREHOUSING LOANS" means Eligible Mortgage Loans which are included in the Borrowing Base, but for which the Required Mortgage Documents have not been delivered to Agent.

     "WET WAREHOUSING SUBLIMIT" means fifty percent (50%) of the Aggregate Commitment Amounts during the last three (3) Business Days in any calendar month and the first four (4) Business Days in the next succeeding calendar month or thirty percent (30%) of the Aggregate Commitment Amounts at any other time.

     Section 1.02   OTHER DEFINITIONAL PROVISIONS.

     (a) Unless otherwise specified therein, all terms defined in this Agreement shall have the above-defined meanings when used in the Notes or any other Loan Document, certificate, report or other document made or delivered pursuant hereto.

     (b) Each term defined in the singular form in Section 1.01 means the plural thereof when the plural form of such term is used in this Agreement, the Notes or any other Loan Document, certificate, report or other document made or delivered pursuant hereto, and each term defined in the plural form in Section
1.01 shall mean the singular thereof when the singular form of such term is used herein or therein.

     (c) The words "hereof," "herein," "hereunder" and similar terms when used in this Agreement shall refer to this Agreement as a whole and not to any particular provision of this Agreement, and section, subsection, schedule and exhibit references herein are references to sections, subsections, schedules and exhibits to this Agreement unless otherwise specified. The word "or" is not exclusive, and the word "including" (in its various forms) means "including without limitation."

     (d) Unless the context otherwise requires or unless otherwise provided herein the terms defined in this Agreement which refer to a particular agreement, instrument or document also refer to and include all renewals, extensions, modifications, amendments and restatements of such agreement, instrument or document, provided that nothing contained in this section shall be construed to authorize any such renewal, extension, modification, amendment or restatement.

     (e) As used herein, in the Notes or in any other Loan Document, certificate or report or other document made or delivered pursuant hereto, accounting terms relating to any Person and not specifically defined in this Agreement or therein shall have the respective meanings given to them under GAAP.

     Section 1.03 EXHIBITS AND SCHEDULES. All Exhibits and Schedules attached to this Agreement are a part hereof for all purposes.

     Section 1.04 CALCULATIONS AND DETERMINATIONS. All calculations under the Loan Documents of interest and of fees shall be made on the basis of actual days elapsed and a year of 360 days. Each determination by Agent or a Lender of amounts to be paid under Sections 2.07 and 2.08 or any other matters which are to be determined hereunder by Agent or a Lender (such as any Eurodollar Rate, Adjusted Eurodollar Rate or Business Day) shall, in the absence of manifest error, be conclusive and binding. Unless otherwise expressly provided herein or unless Agent otherwise consents all financial statements and reports furnished to Agent or any Lender hereunder shall be prepared and all financial computations and determinations pursuant hereto shall be made in accordance with GAAP.

                                  ARTICLE II

                               TERMS OF CREDITS

     Section 2.01   COMMITMENTS AND DISCRETIONARY SWINGLINE COMMITMENT.

     (a) COMMITMENTS. Subject to the terms and conditions contained in this Agreement, each Lender agrees to make loans ("Loans") to Borrower on a revolving credit basis from time to time on any Business Day from the date of this Agreement through the Drawdown Termination Date. The aggregate principal amount of any Lender's Loans at any time outstanding (after giving effect to the other transactions contemplated by the Borrowing Request pursuant to which a Loan is requested) shall not exceed the lesser of: (i) such Lender's Percentage Share of the Borrowing Base or (ii) such Lender's Commitment Amount. At no time shall the aggregate amount of all Loans outstanding at any time exceed the lesser of
(A) the Borrowing Base, and (B) the Aggregate Commitment Amounts at such time. Loans may be requested as Reference Rate Advances, Eurodollar Rate Advances, Balance Funded Rate Advances or any combination of the foregoing.

     (b) DISCRETIONARY SWINGLINE COMMITMENT. Upon the terms and subject to the conditions of this Agreement, until the Drawdown Termination Date, U.S. Bank, in its sole discretion, may lend to Borrower loans (each such loan, a "Swingline Loan") at such times and in such amounts as Borrower shall request, up to an aggregate principal amount at any time outstanding equal to the amount by which U.S. Bank's Commitment Amount exceeds the principal amount outstanding under U.S. Bank's Note; PROVIDED, that U.S. Bank will not make a Swingline Loan if (i) after giving effect thereto, any of the limitations set forth in Section 2.01(a) would be exceeded or (ii) U.S. Bank has received written notice from Borrower or any Lender that one or more of the conditions precedent set forth in Article III for the making of a Loan have not been satisfied.

     Section 2.02 PROMISSORY NOTES. The Loans made by each Lender pursuant to this Article II shall be evidenced by a Note payable to the order of such Lender.

     Section 2.03 OBTAINING LOANS; REFINANCING OF SWINGLINE LOANS.

     (a)  NOTICE AND MANNER OF OBTAINING LOANS.   Borrower shall give Agent
telephonic notice of each request for Loans not later am 1:00 p.m. (Minneapolis, Minnesota time) on the requested Borrowing Date and of each request for Swingline Loans not later than 3:00 p.m. (Minneapolis, Minnesota time) on the requested Borrowing Date. Each request for Loans or Swingline Loans shall specify the aggregate amount of Loans or Swingline Loans requested and whether such Loans to be made by each Lender are to be funded as Reference Rate Advances, Eurodollar Rate Advances or Balance Funded Rate Advances; provided, that any portion of a Loan not so designated shall be funded as a Eurodollar Rate Advance. Agent shall notify each Lender via facsimile and telephone by not later than 2:00 P.M. (Minneapolis, Minnesota time) on the date it receives such request of each request for Loans received from Borrower, of such Lenders's Percentage Share of the Loans requested and whether such Lender's Loans are to funded as Reference Rate Advances, Eurodollar Rate Advances or Balance Funded
Rate Advances.   Borrower, shall not later than the following Business Day, confirm any such request by delivering to Agent a Confirmation. Each request for Loans shall be irrevocable and binding on Borrower. If all conditions precedent to such Loan have been met, each Lender shall deposit into the Collateral Account in immediately available dollars by not later than 4:00 P.M. (Minneapolis, Minnesota time) on the Borrowing Date the amount of such Lender's Loan and upon receipt of such funds, Agent shall promptly make such funds available to Borrower by depositing such funds in the Good Funds Wire Clearing Account or the Operating Account, as requested by Borrower. On the Borrowing Date of requested Swingline Loans, U.S. Bank may deposit into the Collateral Account in Immediately Available Funds by not later than 4:00 p.m. (Minneapolis, Minnesota time) on the requested Borrowing Date the amount of the requested Swingline Loans. Unless Agent shall have received notice from a Lender prior to 3:00 P.M. (Minneapolis, Minnesota time) on any Borrowing Date that such Lender will not make available to Agent such Lender's Loan, Agent may in its discretion assume that such Lender has made such Loan available to Agent in accordance with this section and Agent may if it chooses, in reliance upon such assumption make such Loan available to Borrower. If and to the extent such Lender shall not so make its Loan available to Agent, such Lender shall, on demand, pay to Agent the amount of such Loan together with interest thereon, for each day from the date such amount is made available to Borrower until the date such amount is paid or repaid to Agent at the Federal Funds Rate. If such Lender does not pay such amount promptly upon Agent's demand therefor, Agent shall notify Borrower and Borrower shall immediately repay such amount to Agent together with accrued interest thereon at the applicable rate or rates provided in Section 2.04.
Agent shall use its best efforts to demand any such amount from both such Lender and

Borrower, provided, that any failure by Agent to make any such demand on both such Lender and Borrower shall not in any manner affect such Lender's and Borrower's obligation to pay or repay such amount, with interest, as set forth herein. The failure of any Lender to make any Loan to be made by it hereunder shall not relieve any other Lender of its obligation hereunder, if any, to make its Loan, but no Lender shall be responsible for the failure of any other Lender to make any Loan to be made by such other Lender. Each request for Loans or Swingline Loans shall be deemed to be a representation by Borrower that (i) no Event of Default or Default has occurred or will exist upon the making of the requested Loans or Swingline Loans and (ii) the representations and warranties contained in Section 4 hereof and in Section 5 of the Security Agreement are true and correct with the same force and effect as if made on and as of the date of such request.

     (b)  REFINANCING OF SWINGLINE LOANS.

          (i) PERMITTED REFINANCINGS OF SWINGLINE LOANS. U.S. Bank, at any time in its sole and absolute discretion, may, upon notice given to each other Lender by not later than 2:00 P.M. (Minneapolis, Minnesota time) on any Business Day, request that each Lender (including U.S. Bank) make a Loan in an amount equal to its Percentage Share of a portion of the aggregate unpaid principal amount of any outstanding Swingline Loans for the purpose of refinancing such Swingline Loans. Such Loans shall be made as Eurodollar Advances, unless Borrower specifies otherwise.

          (ii) MANDATORY REFINANCINGS OF SWINGLINE LOANS. Not later than 2:00 P.M. (Minneapolis time) at least on a weekly basis, U.S. Bank will notify each other Lender of the aggregate amount of Swingline Loans which are then outstanding and the amount of Loans required to be made by each Lender (including U.S. Bank) to refinance such outstanding Swingline Loans (which shall be in the amount of each Lender's Percentage Share of such outstanding Swingline Loans). Such Loans shall be made as Eurodollar Advances, unless Borrower specifies otherwise.

          (iii) LENDERS' OBLIGATION TO FUND REFINANCINGS OF SWINGLINE LOANS. Upon the giving of notice by U.S. Bank under Section 2.03(b)(i) or 2.03(b)(ii), each Lender (including U.S. Bank) shall make a Loan in an amount equal to its Percentage Share of the aggregate principal amount of Swingline Loans to be refinanced, and provide proceeds of such Loans, in immediately available funds, by not later than 3:00 P.M. (Minneapolis time) on the date such notice was received; PROVIDED, HOWEVER, that a Lender shall not be obligated to make any such Loan unless (A) U.S. Bank believed in good faith that all conditions to making the subject Swingline Loan were satisfied at the time such Swingline Loan was made, or (B) if the conditions to such Swingline Loan were not satisfied, such Lender had actual knowledge, by receipt of the statements furnished to it pursuant to
     Section 4.01 or otherwise, that any such condition had not been satisfied and failed to notify U.S. Bank in a writing received by U.S. Bank prior to the time it made such Swingline Loan that U.S. Bank was not authorized to make a

     Swingline Loan until such condition had been satisfied, or U.S. Bank was obligated to give notice of the occurrence of an Event of Default or a Default to Lenders pursuant to Section 8.08 and failed to do so, or (C) any conditions to the making of such Swingline Loan that were not satisfied had been waived in writing by Majority Lenders prior to or at the time such Swingline Loan was made. The proceeds of Loans made pursuant to the preceding sentence shall be paid to U.S. Bank (and not to Borrower) and applied to the payment of principal of the outstanding Swingline Loans, and Borrower authorizes Agent to charge the Collateral Account or any other account (other than escrow or custodial accounts) maintained by Borrower with Agent (up to the amount available therein) in order to immediately pay U.S. Bank the principal amount of such Swingline Loans to the extent Loans made by the Lenders are not sufficient to repay in full the principal of the outstanding Swingline Loans requested or required to be refinanced. Upon the making of a Loan by a Lender pursuant to this Section 2.03(b)(iii), the amount so funded shall become due under such Lender's Note and the outstanding principal amount of the Swingline Loans shall be correspondingly reduced. If any portion of any Loan made by Lenders pursuant to this Section 2.03(b)(iii) should be recovered by or on behalf of Borrower from U.S. Bank in bankruptcy or otherwise, the loss of the amount so recovered shall be ratably shared among all Lenders in the manner contemplated by
     Section 9.11. Each Lender's obligation to make Loans referred to in this Section 2.03(b) shall, subject to the proviso to the first sentence of this Section 2.03(b)(iii), be absolute and unconditional and shall not be affected by any circumstance, including, without limitation, (1) any setoff, counterclaim, recoupment, defense or other right which such Lender may have against U.S. Bank, Borrower or anyone else for any reason whatsoever; (2) the occurrence or continuance of a Default or an Event of Default; (3) any adverse change in the condition (financial or otherwise) of Borrower; (4) any breach of this Agreement by Borrower, the Agent or any Lender; or (5) any other circumstance, happening or event whatsoever, whether or not similar to any of the foregoing; PROVIDED, that in no event shall a Lender be obligated to make a Loan if, after giving effect thereto, the outstanding principal balance of such Lender's Note would exceed its Commitment Amount.

     Section 2.04 INTEREST; BALANCES DEFICIENCY FEES; CONTINUATIONS AND CONVERSIONS.

     (a) INTEREST RATES; BALANCES DEFICIENCY FEES. Borrower will pay the Agent monthly in arrears, within two Business Days of each month after receipt of Agent's statement therefor, interest on the unpaid principal balance of each Advance of each Lender from time to time outstanding as follows:

          (i) with respect to Balance Funded Rate Advances, at the Balance Funded Rate; PROVIDED, that if for any Balance Calculation Period the Balance Funded Amount maintained by Borrower with any Lender is less than an amount equal to the average daily aggregate unpaid principal balance of the Balance Funded Rate Advances owed to such Lender during such Balance Calculation Period (such deficiency being herein referred to as the "Balances Deficiency"), Borrower will pay such Lender a fee (the "Balances Deficiency Fee") for said Balance
     Calculation Period on the Balances Deficiency at a per annum rate equal to the average daily Eurodollar Rate PLUS Applicable Margin in effect during said Balance Calculation Period; and PROVIDED FURTHER, that if the Balance Funded Amount maintained by Borrower with any Lender for any Balance Calculation Period exceeds the weighted average daily aggregate unpaid principal balance of the Balance Funded Rate Advances owed to such Lender during such Balance Calculation Period (such excess being defined herein as the "Balances Surplus"), then such Balances Surplus, or, if Borrower and such Lender shall so agree, the charges reduction benefit for such Balances Surplus (as determined by such Lender), may be carried forward and applied to succeeding Balance Calculation Periods
     (but not to any Balance Calculation Period occurring in any subsequent calendar year);

          (ii) with respect to Reference Rate Advances, the Reference Rate PLUS the Applicable Margin, as adjusted automatically on and as of the effective date of any change in the Reference Rate;

          (iii) with respect to Eurodollar Rate Advance the Adjusted Eurodollar Rate PLUS the Applicable Margin, as adjusted automatically on and as of the effective date of any change in the Adjusted Eurodollar Rate; and

          (iv) with respect to any Obligations not paid when due (A) consisting of Balance Funded Rate Advances, a rate per annum equal to the Balance Funded Rate PLUS 4.0% per annum, (B) consisting of Eurodollar Rate Advances, a rate per annum equal to the Adjusted Eurodollar Rate PLUS 4.0% per annum, (C) consisting of Reference Rate Advances, a rate per annum equal to the Reference Rate PLUS 4.0% per annum, and (D) consisting of other Obligations, a rate per annum equal to the Reference Rate PLUS the Applicable Margin PLUS 4.0% for the period from the date such Obligations were due until the same are paid.

     (b) PAYMENT OF INTEREST AND FEES. Agent shall use its best efforts to provide Borrower with a statement for interest on the Notes, the facility fees with respect to the Commitments and the collateral handling fees with respect to Mortgage Loans pledged under the Pledge and Security Agreement, in each case accrued through the last day of each calendar month, on or before the third Business Day (and in any case, no later than the tenth Business Day), of the next succeeding calendar month, but shall have no liability to Borrower for its failure to do so. Interest on the Notes, facility fees and collateral handling fees accrued through the last day of each calendar month shall be due and payable on the second Business Day after the date Borrower receives such statement from Agent; PROVIDED, that interest payable at the rates provided for in Section 2.04(a)(iv) shall be payable on demand. Any Balances Deficiency Fee payable hereunder shall be due and payable quarterly after each Balance Calculation Period within two Business Days after receipt by Borrower from any Lender of a statement therefor (a copy of which shall be provided to Agent) containing the calculations made to determine such

Balances Deficiency Fee, which statement shall be conclusive absent manifest error.

     (c) DESIGNATION AND CONVERSIONS OF OUTSTANDING ADVANCES. Subject to the terms and conditions of this Agreement, Borrower shall designate, on any Borrowing Date, all or portions of the Loans to be made on such Borrowing Date as one or more Eurodollar Rate Advances, Balance Funded Rate Advances or Reference Rate Advances. Any portion of an outstanding Loan not designated as a Reference Rate Advance or a Balance Funded Rate Advance shall be funded as a Eurodollar Rate Advance. Thereafter, subject to the terms and conditions of this Agreement, Borrower shall have the option to convert all or any portion of any outstanding Advance consisting of Loans into Advances of another type (i.e., Eurodollar Rate Advances, Balance Funded Rate Advances or Reference Rate Advances); PROVIDED, HOWEVER, that (i) no Advance may be requested as or converted into a Balance Funded Rate or, [without the written consent of the Lenders to which it is owed (a copy of which shall be provided to Agent) a Balance Funded Rate Advance if an Event of Default or Default has occurred and is continuing on the proposed date of conversion, and (ii) no Advance owed to any Lender may be requested as or converted into a Balance Funded Rate Advance without the prior consent of such Lender, which shall be confirmed to Agent in writing by such Lender, if the Balance Funded Amount maintained by Borrower at such Lender is less than the aggregate amount of Balance Funded Rate Advances
owed to such Lender, after giving effect to such conversion.   Borrower shall
provide Agent with telephonic notice of each proposed conversion not later than 1:00 P.M. (Minneapolis, Minnesota time) on the date of any conversion, which notice shall set forth the proposed date therefor. Each such notice shall specify (A) the amount to be converted, and (B) the date for the conversion.
Any notice given by Borrower under this Section 2.04(c) shall be irrevocable. Borrower shall promptly confirm any such proposed conversion by delivering to Agent a duly completed and executed Confirmation. Agent shall notify each Lender affected by such proposed conversion by not later than 2:00 P.M. (Minneapolis, Minnesota time) on the date it receives such notice of the Advances of such Lender being converted and the types of Advances into which such Advances are being converted.

     Section 2.05   FEES.

     (a) The Borrower shall pay to the Agent, on behalf of each Lender, a facility fee ("Facility Fee") in the amount of .125% per annum of each Lender's Commitment Amount. The Facility Fee shall be payable monthly in arrears on the first Business Day of each month commencing September 1, 1999 and shall be computed on the basis of a 360-day year and applied to the actual number of days elapsed in such month; provided, that on September 1, 1999, the Borrower shall pay the prorated portion of the Facility Fee due from the date the Credit Agreement is executed by all parties thereto (the "Closing Date") to August 31, 1999. If the Credit Agreement terminates on any date other than the last of the then current month, the Borrower shall pay the prorated portion of the Facility Fee due from the beginning of the then current month to and including the date on which the Credit Agreement terminates.

     (b) The Borrower shall pay to the Agent on behalf of each Lender an upfront fee

("Upfront Fee") calculated according to each Lender's Commitment Amount as follows:

          Commitment Amount             Upfront Fee
          -----------------             -----------

          $45,000,000 or above               .075%

     $30,000,000 - $44,999,999               .06%

     $15,000,000 - $29,999,999               .05%

The Upfront Fee shall be paid by the Borrower to the Agent, on behalf of each Lender, on or before the date of closing.

     (c) Borrower shall pay to the Agent for its own account, an Agent fee and collateral handling fees agreed to in that certain letter agreement dated of even date herewith between Borrower and Agent.

     Section 2.06 MANDATORY REPAYMENTS. The unpaid principal amount of each Note, together with all interest accrued thereon, shall be due and payable on the Drawdown Termination Date. In addition, if at any time the aggregate outstanding principal amount of all Loans exceeds the Borrowing Base, Borrower shall repay the amount of such excess within twenty-four hours after having knowledge thereof or receiving notice thereof from Agent.

     Section 2.07   PAYMENTS TO LENDERS.   All payments of Interest on the
Notes, all payments of principal, including any principal payment made with proceeds of Mortgage Collateral, and fees hereunder shall be made directly to Agent for prompt distribution to the applicable Lenders to whom such payment is owed in federal or other immediately available funds before 1:00 p.m. (Minneapolis, Minnesota time) on the respective dates when due via wire transfer to the Collateral Account. Any payment received by Agent after such time will be deemed to have been made on the next following Business Day. Should any such payment become due and payable on a day other than a Business Day, the maturity of such payment shall be extended to the next succeeding Business Day, and, in the case of a payment of principal or past due interest, interest shall accrue and be payable thereon for the period of such extension as provided in the Loan Document under which such payment is due. Each payment under a Loan Document shall be payable at the place provided therein and, if no specific place of payment is provided, shall be payable at the place of payment of the Notes.
When Agent collects or receives money on account of the Obligations, Agent shall distribute the money so collected or received, and Agent and Lenders shall apply all such money so distributed, as follows:

     (a) first, for the payment of all Obligations which are then due, and if such money is insufficient to pay all such Obligations, (i) first to any reimbursements due Agent under Section 5.05, (ii) second to the payment of any Swingline Loans then outstanding, (iii) third to the payment of the Loans then due, and (iv) then to the partial payment of all other Obligations then due in proportion to the amounts thereof, or as Lenders shall otherwise agree;

     (b) then for the prepayment of amounts owing under the Loan Documents if so specified by Borrower;

     (c) then for the prepayment of principal on the Notes, together with accrued and unpaid interest on the principal so prepaid; and

     (d)  last, for the payment or prepayment of any other Obligations.

     All payments applied to principal or interest on any Note shall be applied first to any Interest then due and payable, then to principal then due and payable, and last to any prepayment of principal and interest. All distributions of amounts described in any of subsections (b), (c) or (d) above shall be made by Agent pro rata to Agent and each Lender then owed Obligations described in such subsection in proportion to all amounts owed all Lenders which are described in such subsection.

     Section 2.08 INCREASED CAPITAL REQUIREMENTS. In the event that, as a result of any Regulatory Change, compliance by any Lender with any applicable law or governmental rule, requirement, regulation, guideline or order (whether or not having the force of law) regarding capital adequacy has the effect of reducing the rate of return on such Lender's capital as a consequence of such Lender's Commitment or amounts outstanding under such Lender's Note to a level below that which such Lender would have achieved but for such compliance (taking into consideration such Lender's policies with respect to capital adequacy), then from time to time Borrower shall pay to such Lender, within thirty days after written demand by such Lender, such additional amount or amounts as will compensate such Lender for such reduction; PROVIDED, that Borrower shall not be obligated to pay any such additional amount (i) unless such Lender shall first have notified Borrower in writing that it intends to seek such compensation pursuant to this Section, or (ii) to the extent such additional amount is attributable to the period ending 91 days prior to the date of the first such notice with respect to such Regulatory Change (the "Excluded Period"), except to the extent any amount is attributable to the Excluded Period as a result of the retroactive application of the applicable Regulatory Change. A certificate, which shall be conclusive except for manifest error, as to the amount of any such reduction (including calculations in reasonable detail showing how such Lender computed such reduction and a statement that such Lender has not allocated to its Commitment or amounts outstanding under its Note a proportionately greater amount of such reduction than is attributable to each of its other commitments to lend or to each of its other outstanding credit extensions that are affected similarly by such compliance by such Lender, whether or not such Lender allocates any portion of such reduction to such other commitments or credit extensions) shall be furnished promptly by such Lender to Borrower.

     Section 2.09 PROVISIONS RELATING TO EURODOLLAR RATE ADVANCES AND BALANCE FUNDED RATE ADVANCES.

     (a) INTEREST RATE NOT ASCERTAINABLE, ETC. If, on the date for determining the Adjusted Eurodollar Rate in respect of any Eurodollar Rate Advance, any Lender determines (which determination shall be conclusive and binding, absent error) that the Adjusted Eurodollar Rate will not adequately and fairly reflect the cost to such Lender of funding such Eurodollar Rate Advance, then such Lender shall notify Agent, and Agent shall notify Borrower, of such determination, whereupon the obligation of such Lender to make, or to convert any Advances to, Eurodollar Rate Advances shall be suspended until such Lender notifies Agent, and Agent notifies Borrower, that the circumstances giving rise to such suspension no longer exist. Outstanding Eurodollar Rate Advances owed to such Lender shall thereupon automatically be converted to bear interest at a rate equal to (i) the Federal Funds Rate PLUS 0.50%, and in such event, Borrower will thereafter be entitled to designate subsequent Advances to bear interest at the Federal Funds Rate plus 0.50%.

     (b) INCREASED COST. If, after the date hereof, any Regulatory Change or compliance with any request or directive (whether or not having the force of law) of any governmental authority, central bank or comparable agency:

          (i) shall subject any Lender to any tax, duty or other charge with respect to Eurodollar Rate Advances or Balance Funded Rate Advances, its Note, or its obligation to make Eurodollar Rate Advances or Balance Funded Rate Advances, or shall change the basis of taxation of payment to such Lender of the principal of or interest on Eurodollar Rate Advances or Balance Funded Rate Advances or any other amounts due under this Agreement in respect of Eurodollar Rate Advances or Balance Funded Rate Advances or its obligation to make Eurodollar Rate Advances or Balance Funded Rate Advances (except for changes in the rate of tax on the overall net income of such Lender imposed by the laws of the United States or any jurisdiction in which such Lender's principal office is located); or

          (ii) shall impose, modify or deem applicable any reserve, special deposit, capital requirement or similar requirement (including, without limitation, any such requirement imposed by the Board of Governors of the Federal Reserve System, but excluding any such requirement to the extent included in calculating the Adjusted Eurodollar Rate) against assets of, deposits with or for the account of, or credit extended by, any Lender or shall impose on any Lender or on the interbank Eurodollar market any other condition affecting Eurodollar Rate Advances or Balance Funded Rate Advances, such Lender's Note, or its obligation to make Eurodollar Rate Advances or Balance Funded Rate Advances;

and the result of any of the foregoing is to increase the cost to such Lender of making or maintaining any Eurodollar Rate Advance or Balance Funded Rate Advance, or to reduce the amount of any sum received or receivable by such Lender under this Agreement or under its Note, then, within 30 days after written demand by such Lender, Borrower shall pay to such Lender such additional amount or amounts as will compensate such Lender for such increased cost or reduction; PROVIDED, that Borrower shall not be obligated to pay any such additional amount (i) unless such Lender shall first have notified Borrower in writing that it intends to seek such compensation pursuant to this Section, or (ii) to the extent such additional amount is attributable to the period ending 91 days prior to the date of the first such notice with respect to such Regulatory Change (the "Excluded Period"), except to the extent any amount is attributable to the Excluded Period as a result of the retroactive application of the applicable Regulatory Change. A certificate of any Lender claiming compensation under this Section 2.09(b), setting forth the additional amount or amounts to be paid to it hereunder and stating in reasonable detail the basis for the charge and the method of computation (including a statement that such Lender has not allocated to its Commitment or amounts outstanding under its Note a proportionately greater amount of such compensation than is attributable to each of its other commitments to lend or to each of its other outstanding credit extensions that are affected by such compliance by such Lender, whether or not such Lender allocates any portion or such compensation to such other commitments or credit extensions), shall be conclusive in the absence of manifest error. In determining such amount, such Lender may use any reasonable averaging and attribution methods. Failure on the part of any Lender to demand compensation for any increased costs or reduction in amounts received or receivable with respect to any period shall not constitute a waiver of such Lender's rights to demand compensation for any increased costs or reduction in amounts received or receivable in any subsequent period.

     (c) ILLEGALITY. If, after the date of this Agreement, the adoption of, or any change in, any applicable law, rule or regulation, or any change in the interpretation or administration thereof by any governmental authority, central bank or comparable agency charged with the interpretation or administration thereof, or compliance by any Lender with any request or directive (whether or not having the force of law) of any such authority, central bank or comparable agency shall make it unlawful or impossible for such Lender to make, maintain or fund Eurodollar Rate Advances or Balance Funded Rate Advances, such Lender shall notify Borrower and Agent, whereupon the obligation of such Lender to make or convert Advances into Eurodollar Rate Advances or Balance Funded Rate Advances, shall be suspended until such Lender notifies Borrower and Agent that the circumstances giving rise to such suspension no longer exist. If any Lender determines that it may not lawfully continue to maintain any Eurodollar Rate Advances or Balance Funded Rate Advances, all of the affected Advances shall be automatically converted as of the date of such Lender's notice to bear interest at a rate equal to the Federal Funds Rate PLUS 0.50% and, in such event, Borrower will thereafter be entitled to designate subsequent Advances to bear interest at the Federal Funds Rate plus 0.50%.

                                  ARTICLE III

                             CONDITIONS PRECEDENT

     The obligation of each Lender to make Loans hereunder is subject to fulfillment of the conditions precedent stated in this Article III.

     Section 3.01 INITIAL BORROWING. The obligation of each Lender to fund any Loan hereunder shall be subject to, in addition to the conditions precedent specified in Section 3.02, delivery to Agent of the following (each of the following documents being duly executed and delivered and in form and substance satisfactory to Agent, and, with the exception of the Notes, each in a sufficient number of originals that Agent, its counsel and each Lender may have an executed original of each document);

     (a) an executed counterpart of this Agreement and of all instruments, certificates and opinions referred to in this Article III not theretofore delivered (except the Borrowing Request which is to be delivered at the time provided in Subsection 3.02(a) hereof);

     (b)  the Notes;

     (c)  the Security Agreement dated of even date herewith,

     (d) a certificate of the Secretary or Assistant Secretary of General Partner setting forth (i) resolutions of its board of directors authorizing the execution, delivery, and performance of the Loan Documents to which it is a party and identifying the officers authorized to sign such instruments, (ii) specimen signatures of the officers so authorized, (iii) articles of incorporation of General Partner certified by the appropriate Secretary of State as of a recent date acceptable to the Agent in its sole discretion, (iv) bylaws of General Partner, certified as being accurate and complete and (v) limited partnership agreement of Borrower, certified as being accurate and complete;

     (e) a certificate of the existence and good standing for each of Borrower and General Partner in their respective states of incorporation or organization dated as of a recent date acceptable to the Agent in its sole discretion;

     (f) an opinion of counsel for Borrower in form and substance acceptable to Agent;

     (g) a Borrowing Base Certificate dated as of the date of the first Borrowing, certified by the President, Accounting Director or Chief Financial Officer of General Partner; and

     (h) such other documents as Agent may reasonably request at any time at or prior to the date of the initial Borrowing hereunder.

     Section 3.02 ALL BORROWINGS. The obligation of each Lender to fund any Loan pursuant to this Agreement is subject to the following further conditions precedent:

     (a)  Borrower shall make a request for such Loan in accordance with Section
2.03 (and thereafter deliver to Agent a Confirmation with respect thereto, as required by Section 2.03) accompanied by the Required Mortgage Documents, if applicable;

     (b) all Property in which Borrower has granted a Lien to Agent shall have been physically delivered to the possession of Agent or a bailee acceptable to Agent to the extent that such possession is required under this Agreement or appropriate for the purpose of perfecting the Lien of Agent in such Collateral;

     (c) the representations and warranties of Borrower and each Restricted Subsidiary contained in this Agreement or any Security Instrument (other than those representations and warranties which are by their terms limited to the date of the agreement in which they are initially made) shall be true and correct in all material respects on and as of the date of such Loan;

     (d) no Default or Event of Default shall have occurred and be continuing and no change or event which constitutes a Material Adverse Effect shall have occurred as of the date of such Loan;

     (e) the Collateral Account and the Operating Account shall be established and in existence;

     (f) the making of such Loan shall not be prohibited by any Governmental Requirement;

     (g) the delivery to Agent of such other documents and opinions of counsel, including such documents as may be necessary or desirable to perfect or maintain the priority of any Lien granted or intended to be granted hereunder or otherwise and including favorable written opinions of counsel with respect thereto, as Agent may reasonably request; and

     (h) the aggregate amount of all Loans and Swingline Loans outstanding, after giving effect to such Loan, does not exceed the lesser of (i) the Borrowing Base and (ii) the Aggregate Commitment Amount.

     The making of any request for any Loan or Swingline Loan by Borrower shall be deemed to constitute a representation and warranty by Borrower on the date thereof and on the date on which such Loan or Swingline Loan is made as to the facts specified in Subsections (c) and (d) of this Section 3.02.

                                  ARTICLE IV

                    BORROWER REPRESENTATIONS AND WARRANTIES

     Borrower represents and warrants as follows:

     Section 4.01 ORGANIZATION AND GOOD STANDING. Borrower (a) is a limited partnership duly formed and existing in good standing under the laws of the jurisdiction of its formation, (b) is duly qualified as a foreign limited partnership and in good standing in all jurisdictions in which its failure to be so qualified could have a Material Adverse Effect, (c) has the partnership power and authority to own its properties and assets and to transact the business in which it is engaged and is or will be qualified in the jurisdictions wherein it proposes to transact business in the future and (d) is in compliance with all Requirements of Law except to the extent that the failure to comply therewith could not, in the aggregate, have a Material Adverse Effect.

     Section 4.02 AUTHORIZATION AND POWER. Borrower has the requisite partnership power and authority to execute, deliver and perform the Loan Documents to which it is a party; Borrower is duly authorized to and has taken all action necessary to authorize it to, execute, deliver and perform the Documents to which it is a party and is and will continue to be duly authorized to perform such Loan Documents.

     Section 4.03 NO CONFLICTS OR CONSENTS. Neither the execution and delivery by Borrower of the Loan Documents, nor the consummation of any of the transactions herein or therein contemplated, nor compliance with the terms and provisions hereof or with the terms and provisions thereof, will (a) materially contravene or conflict with any Requirement of Law to which Borrower is subject, or any indenture, mortgage, deed of trust, or other agreement or instrument to which Borrower is a party or by which Borrower may be bound, or to which the Property of Borrower may be subject, or (b) result in the creation or imposition of any Lien, other than the Lien of the Security Agreement, on the Property of Borrower. All actions, approvals, consents, waivers, exemptions, variances, franchises, orders, permits, authorizations, rights and licenses required to be taken, given or obtained, as the case may be, from any Governmental Authority that are necessary in connection with the transactions contemplated by the Loan Documents have been obtained.

     Section 4.04 ENFORCEABLE OBLIGATIONS. This Agreement, the Notes and the other Loan Documents are the legal, valid and binding obligations of Borrower, enforceable in accordance with their respective terms, except as limited by Debtor Laws.

     Section 4.05 NO LIENS. Borrower has good and indefeasible title to the Mortgage Collateral free and clear of all Liens and other adverse claims of any nature, other than Liens in the Mortgage Collateral in favor of Agent.

     Section 4.06 FINANCIAL CONDITION OF BORROWER. Borrower has delivered to Agent and each Lender copies of its unaudited Consolidated balance sheet as of June 30, 1999; such financial statements fairly present the financial condition of Borrower as of such date and have been prepared in accordance with GAAP; as of the date thereof, there were no material obligations, liabilities or GAAP Indebtedness or Contingent Indebtedness (including material contingent and indirect liabilities and obligations or unusual forward or long-term commitments) of Borrower which are not reflected in such financial statements and no change which constitutes a Material Adverse Effect his occurred in the financial condition or business of Borrower since May 31, 1999. Borrower has also delivered to Agent and each Lender management reports for the month ended June 30, 1999; such reports fairly and accurately present Borrower's commitment position, pipeline position, servicing and production as of the end of such months and for the fiscal year to date for the periods ending on such dates.

     Section 4.07 FULL DISCLOSURE. Each material fact or condition relating to the Loan Documents or the financial condition, business, or property of Borrower that is a Material Adverse Effect has been disclosed in writing to Agent. All information previously furnished by Borrower and its Restricted Subsidiaries to Agent in connection with the Loan Documents was and all information furnished in the future by Borrower and its Restricted Subsidiaries to Agent or Lenders will be true and accurate in all material respects or based on reasonable estimate on the date the information is stated or certified. To the best knowledge of Borrower, neither the financial statements referred to in
Section 4.07 hereof, nor any Borrowing Request, officer's certificate or statement delivered by Borrower and its Restricted Subsidiaries to Agent and each Lender in connection with this Agreement, contains any untrue statement of material fact.

     Section 4.08 NO DEFAULT. Neither Borrower nor any Restricted Subsidiary is in default under any loan agreement, mortgage, security agreement or other material agreement or obligation to which it is a party or by which any of its Property is bound.

     Section 4.09 NO LITIGATION. There are no material actions, suits or legal, equitable, arbitration or administrative proceedings pending, or to the knowledge of Borrower, threatened, against Borrower or any Restricted Subsidiary the adverse determination of which could constitute a Material Adverse Effect.

     Section 4.10 TAXES. All tax returns required to be filed by Borrower and each Restricted Subsidiary in any jurisdiction have been filed or extended and all taxes, assessments, fees and other governmental charges upon Borrower and each Restricted Subsidiary or upon any of its properties, income or franchises have been paid prior to the time that such taxes could give rise to a Lien thereon, unless protested in good faith by appropriate proceedings and with respect to which reserves in conformity with GAAP have been established on the books of Borrower or such Restricted Subsidiary. Neither Borrower nor any Restricted Subsidiary has any knowledge of any proposed tax assessment against Borrower or any Restricted Subsidiary.

     Section 4.11 PRINCIPAL OFFICE, ETC. The principal office, chief executive office and principal place of business of Borrower and each Restricted Subsidiary is at the address set forth in Section 10.01.

     Section 4.12 COMPLIANCE WITH ERISA. None of Borrower, any Restricted Subsidiary or any ERISA Affiliate of Borrower or any Restricted Subsidiary currently maintains, contributes to, is required to contribute to or has any liability, whether absolute or contingent, with respect to an ERISA Plan. With respect to all other employee benefit plans maintained or contributed to by Borrower and each Restricted Subsidiary, Borrower and each Restricted Subsidiary is in material compliance with ERISA.

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

     Section 4.13 SUBSIDIARIES. Neither Borrower nor any Restricted Subsidiary presently has any Subsidiary or owns any stock in any other corporation or association except those listed in Schedule 3. As of the date hereof, Borrower and each Restricted Subsidiary owns, directly or indirectly, the equity interest in each of its Subsidiaries which is indicated in Schedule 3.

     Section 4.14 INDEBTEDNESS. Borrower has no indebtedness outstanding other than the GAAP Indebtedness and Contingent Indebtedness permitted by
Section 6.02.

     Section 4.15 PERMITS. Borrower and each Restricted Subsidiary has all permits and licenses necessary for the operation of its business.

     Section 4.16 STATUS UNDER CERTAIN FEDERAL STATUTES. Neither Borrower nor any Restricted Subsidiary is (a) a "holding company" or a "subsidiary company" of a "holding company" or an "affiliate" of a "holding company" or of a "subsidiary company" of a "holding company", as such terms are defined in the Public Utility Holding Company Act of 1935, as amended, (b) a "public utility", as such term is defined in the Federal Power Act, as amended, (c) an "investment company", or a company "controlled" by an "investment company" within the meaning of the Investment Company Act of 1949, as amended or (d) a "rail carrier", or a "person controlled by or affiliated with a rail carrier", within the meaning of Title 49, U.S.C., and neither Borrower nor any Restricted Subsidiary is a "carrier" to which 49 U.S.C. Section 11301(b)(1) is applicable.

     Section 4.17 NO APPROVALS REQUIRED. Other than consents and approvals previously obtained and actions previously taken, neither the execution and delivery of the Loan Documents, nor the consummation of any of the transactions contemplated hereby or thereby requires the consent or approval of the giving of notice to, or the registration, recording or filing by Borrower or any Restricted Subsidiary of any document with, or the taking of any other action in respect of, any Governmental Authority which has jurisdiction over Borrower or any Restricted Subsidiary or any of its Property, except for (a) the filing of the Mortgages, Uniform Commercial Code financing statements and other similar filings; to perfect the interest of Agent in the Collateral, and (b) such other consents, approvals, notices, registrations, filings or action as may be required in the ordinary course of business of Borrower and Restricted Subsidiaries in connection with the performance of the obligations of Borrower hereunder.

     Section 4.18 INDIVIDUAL MORTGAGE LOANS. Borrower hereby represents with respect to each Mortgage Note and Mortgage Loan that is part of the Collateral:

     (a) Borrower has good and marketable title to each Mortgage Note and Mortgage, was the sole owner thereof and had full right to pledge the Mortgage Loan to Agent free and clear of any other Lien except any such Lien which has been disclosed to Agent in writing and which is permitted hereunder;

     (b)  To the best knowledge of Borrower, other than the permitted thirty
(30) day
delinquency period for payments permitted by the definition of Eligible Mortgage Loan, there is no default, breach, violation or event of acceleration existing under any Mortgage or the related Mortgage Note and there is no event which, with the passage of time or with notice and/or the expiration of any grace or cure period, would constitute a default, breach, violation or event of acceleration and no such default, breach, violation or event of acceleration has been waived;

     (c) To the best of the knowledge of Borrower, the physical condition of the Property subject to the Mortgage has not deteriorated since the date of origination of the related secured Mortgage Loan (normal wear and tear excepted) and there is no proceeding pending for the total or partial condemnation of any Mortgaged Property;

     (d) Each Mortgage contains customary and enforceable provisions such as to render the rights and remedies of the holder thereof adequate for the realization against the related Property subject to the Mortgage of the benefits of the security provided thereby, including, (i) in the case of a Mortgage designated as a deed of trust, by trustee's sale, and (ii) otherwise, by judicial foreclosure;

     (e) Each Mortgage Loan is a first or second lien one-to-four-family loan which is not a construction loan, has been underwritten by the originator, investor or mortgage insurer thereof in accordance with such originator's, investor's or mortgage insurer's then current underwriting guidelines, and is a Conforming Loan, a Nonconforming Loan, an FHA loan, a VA loan or Jumbo Mortgage Loan;

     (f) Each Mortgage Note is payable in monthly installments of principal and interest, with interest payable in arrears, and no Mortgage Note provides for any extension of the original term;

     (g) No Mortgage Loan is a loan in respect of the purchase of a manufactured home or mobile home or the land on which a manufactured home or mobile home will be placed; no Mortgage securing a Mortgage Loan secures commercial property;

     (h) The origination practices used by the originator of the Mortgage Loans and the collection practices used by Borrower with respect to each Mortgage Loan have been in all material respects legal, proper, prudent and customary in the loan origination and servicing business; and

     (i) To the best knowledge of Borrower, each Mortgage Loan was originated in compliance with all applicable laws and no fraud or misrepresentation was committed by any Person in connection therewith.

     (j) Each Mortgage Loan matures within thirty (30) years after the date of origination thereof.

     Section 4.19 YEAR 2000 COMPLIANCE. Borrower has, and has caused its Subsidiaries to, review and assess its business operations and computer systems with respect to the "year 2000 problem" (that is, that computer applications and equipment may not be able to properly perform date-sensitive functions before, during and after January 1, 2000) and, based on those reviews and inquiries, Borrower has no reason to believe that the year 2000 problem will result in a material adverse change in the business, condition (financial or otherwise), operations or prospects of Borrower and its Subsidiaries, or Borrower's ability to repay Lenders.

     Section 4.20 GINNIE MAE, FHA, VA, FANNIE MAE AND FREDDIE MAC ELIGIBILITY OF THE BORROWER. The Borrower is (a) an FHA-approved, non-supervised mortgagee in good standing and an eligible lender under the VA loan guaranty program, meeting all requirements of law and governmental regulation so as to be eligible to originate, purchase, hold and service FHA-insured Mortgage Loans, VA-guaranteed Mortgage Loans and conventional Mortgage Loans and to issue Mortgage-Backed Securities guaranteed by Ginnie Mae; (b) an approved seller/servicer of Mortgage Loans to Fannie Mae and to Freddie Mac in the Freddie Mac regions in which it operates, meeting all applicable Fannie Mae and Freddie Mac regulations so as to be able to service Mortgage Loans for Fannie Mae and Freddie Mac; and (c) a Fannie Mae, Freddie Mac and Ginnie Mae-approved servicer of Mortgage-Backed Securities, meeting all applicable regulations of Fannie Mae, Freddie Mac and Ginnie Mae so as to be able to service the Mortgage Loans that secure Mortgage-Backed Securities.

                                     ARTICLE V

                               AFFIRMATIVE COVENANTS

     Borrower and each Restricted Subsidiary shall at all times comply with the covenants contained in this Article V, from the due hereof and for so long as any part of the Obligations or any Commitment is outstanding unless Majority Lenders have agreed otherwise.

     Section 5.01 FINANCIAL STATEMENT AND REPORTS. Borrower shall furnish to Agent and each Lender the following, all in form and detail reasonably satisfactory to Agent:

     (a)  Promptly after becoming available, and in any event within ninety
(90) days after the close of each Fiscal Year of Borrower, the audited balance sheet of Borrower as of the end of such year, and the audited related statements of income, partners' equity and cash flows of Borrower for such year, setting forth in each case in comparative form the corresponding figures for the preceding Fiscal Year, accompanied by the related report of independent certified public accountant of national standing prepared on a GAAP basis;

     (b)  Promptly after becoming available, and in any event within thirty
(30) days after the end of each month, including the twelfth month in the Fiscal Year of Borrower, a balance sheet of Borrower as of the end of such month and the related statements of income, partners' equity and cash flows of Borrower for such month and the period from the first day of the then current fiscal year of Borrower through the end of such month, certified by the Chief Financial Officer, Accounting Director or President of General Partner to have been calculated on a GAAP basis;

     (c) Promptly upon receipt thereof, a copy of each other report submitted to Borrower by independent accountants in connection with any annual, interim or special audit of the books of Borrower;

     (d) Promptly and in any event within thirty (30) days after the end of each calendar month in each Fiscal Year of Borrower, and within fifteen (15) days after the completion of each year-end audit by Borrower's independent public accountants, a completed Officer's Certificate in the form of Exhibit D hereto, executed by the President, Chief Financial Officer or Accounting Director of General Partner;

     (e) Promptly and in any event within thirty (30) days after the end of each month, a Borrowing Base Certificate substantially in the form of Exhibit C hereto;

     (f) Promptly and in any event within thirty (30) days after the end of each month, a management report regarding (i) Borrower's pipeline and commitment position, including investor type, amount and rate of committed Mortgage Loans and expiration date and (ii) Borrower's production statistics, including type of product and or origination source (retail or correspondent) and geographic concentration in each case in form and detail as reasonably required by Agent, prepared as of the end of such month and for the Fiscal Year to date;

     (g) Promptly and in any event by not later than the first Business Day of each week, a commitment position report as of the last Business Day of the preceding week (delivered to Agent only);

     (h) Promptly upon the mailing or filing thereof, copies of all financial statements, reports and proxy statements mailed to the Parent's shareholders, and copies of all registration statements, periodic reports and other documents filed by the Parent with the Securities and Exchange Commission (or any successor thereto) or any national securities exchange; and

     (i) Such other information concerning the business, properties or financial condition of Borrower and its Restricted Subsidiaries as Agent or any Lender may reasonably request.

     Section 5.02 TAXES AND OTHER LIENS. Borrower and each Restricted Subsidiary shall pay and discharge promptly all taxes, assessments and governmental charges or levies imposed upon it or upon its income or upon any of its Property as all claims of any kind (including claims for labor, materials, supplies and rent) which, if unpaid, might become a Lien upon any or all of its Property; provided, however, Borrower and each Restricted Subsidiary shall not be required to pay any such tax, assessment, charge, levy or claim if the amount, applicability or validity thereof shall currently be contested in good faith by appropriate proceedings diligently conducted by or on behalf of Borrower or such Restricted Subsidiary and if Borrower or such Restricted Subsidiary shall have set up reserves therefor adequate under GAAP.

     Section 5.03 MAINTENANCE. Each of Borrower and Restricted Subsidiaries shall (a) maintain its corporate or partnership existence, rights and franchises; (b) observe and comply in all material respects with all Governmental Requirements, and (c) maintain its Properties (and any Properties leased by or consigned to it or held under title retention or conditional sales contracts) in good and workable condition at all times and make all repairs, replacements, additions, betterments and improvements to its Properties as are needful and proper so that the business carried on in connection therewith may be conducted properly and efficiently at all times.

     Section 5.04 FURTHER ASSURANCES. Borrower shall, within three (3) Business Days after the request of Agent, cure any defects in the execution and delivery of the Notes, this Agreement or any other Loan Document and Borrower shall, at its expense, promptly execute and deliver to Agent upon request all such other and further documents, agreements and instruments in compliance with or accomplishment of the covenants and agreements of Borrower and each Restricted Subsidiary in this Agreement and in the other Loan Documents or to further evidence and more fully describe the collateral intended as security for the Notes, or to correct any omissions in this Agreement or the other Loan Documents, or more fully to state the security for the obligations set out herein or in any of the other Loan Documents, or to make any recordings, to file any notices, or obtain any consents.

     Section 5.05 REIMBURSEMENT OF EXPENSES. Borrower shall pay (a) all reasonable legal fees (including, without limitation, allocated costs for in-house legal service) incurred by Agent in connection with the preparation, negotiation or execution of this Agreement, the Notes and the other Loan Documents and any amendments, consents or waivers executed in connection therewith, (b) all fees, charges or taxes for the recording or filing of the Security Instruments, (c) all out-of-pocket expenses of Agent in connection with the legal administration of this Agreement, the Notes and the other Loan Documents, including courier expenses incurred in connection with the Mortgage Collateral, and (d) all amounts expended, advanced or incurred by Agent to satisfy any obligation of Borrower under this Agreement or any of the other Loan Documents or to collect the Notes, or to enforce the rights of Agent or any Lender under this Agreement or any of the other Loan Documents or to collect the Note, or to enforce the rights of Agent or any Lender under this Agreement or any of the other Loan Documents, which amounts shall include all underwriting expenses, collateral liquidation costs, court costs, attorneys' fees (including, without limitation, for trial, appeal or other proceedings), fees of auditors and accountants, and investigation expenses reasonably incurred by Agent or any Lender in connection with any such matters, together with interest at the post-maturity rate specified in the Note on each item specified in clause (a) through (d) from thirty (30) days after the date of written demand or request for reimbursement until the date of reimbursement.

     Section 5.06 INSURANCE. Borrower shall maintain with financially sound and reputable insurers, insurance with respect to its properties and business against such liabilities, casualties, risks and contingencies and in such types and amounts as is customary in the case of Persons engaged in the same or similar businesses and similarly situated, including, without limitation, a fidelity bond or bonds with financially sound and reputable insurers with such coverage and in such amounts as is customary in the case of Persons engaged in the same or similar business and similarly situated. The improvements on the land covered by each Mortgage shall be kept continuously insured at all times by responsible insurance companies against fire and extended coverage hazard under policies, binders, letters, or certificates of insurance, with a standard mortgagee clause in favor of Borrower and its assigns. Each such policy must be in an amount equal to the lesser of the maximum insurable value of the improvements or the original principal amount of the Mortgage Note, without reduction by reason of any co-insurance, reduced rate contribution, or similar clause of the policies or binders. Upon request of Agent, Borrower shall furnish or cause to be furnished to Agent from time to time a summary of the insurance coverage of Borrower in form and satisfactory to Agent and if requested shall furnish Agent copies of the applicable policies.

     Section 5.07 ACCOUNTS AND RECORDS. Borrower and each Restricted Subsidiary shall keep books of record and account in true and correct entries will be made of all dealings or transactions in relation to its business and activities, in accordance with GAAP. Borrower and each Restricted Subsidiary shall maintain and implement administrative and operating procedures (including, without limitation, an ability to recreate all records pertaining to the performance of Borrower's or such Restricted Subsidiary's obligations under any servicing agreements in the event of the destruction of the originals of such records) and keep and maintain all documents, books, records, computer tapes and other information reasonably necessary or advisable for the performance by Borrower and each Restricted Subsidiary of its obligations under any servicing agreements.

     Section 5.08 RIGHT OF INSPECTION. Borrower shall permit authorized representatives of Agent or any Lender to examine their servicing records and books of records and account and make copies or extracts thereof and to visit and inspect any of the Properties of Borrower, all upon reasonable notice during normal business hours, provided that if no Event of Default has occurred and is continuing, such visits and Inspections at Borrower's premises shall be limited to periods of no more than two (2) consecutive days on two occasions (total of four days) during each twelve-month period. Such visits and inspections shall be at Agent's or such Lender's expense unless an Event of Default has occurred and is continuing, in which case it shall be at Borrower's expense. Borrower shall permit authorized representatives of Agent or any Lender to discuss the business, operations, assets and financial condition of Borrower and the Restricted Subsidiaries with its officers at any time.

     Section 5.09 NOTICE OF CERTAIN EVENTS. Borrower shall promptly notify Agent and each Lender upon (a) the receipt of any notice from, or the taking of any other action by, the holder of any promissory note, debenture or other evidence of GAAP Indebtedness and Contingent Indebtedness of Borrower or any Restricted Subsidiary with respect to a claimed default, together with a detailed statement by a responsible officer of Borrower specifying the notice given or other action taken by such holder and the nature of the claimed default and what action Borrower is taking or proposes to take with respect thereto; (b) the commencement of, or any determination in, any legal, judicial or regulatory proceedings between Borrower or any Restricted Subsidiary and any Governmental Authority or any other Person which, if adversely determined, could have a Material Adverse Effect; (c) any material adverse change in the business, operations, prospects or financial condition of Borrower or any Restricted Subsidiary, including, without limitation, the insolvency of Borrower or any Restricted Subsidiary, (d) any event or condition which could have a Material Adverse Effect or (e) the occurrence of any Termination Event.

     Section 5.10 PERFORMANCE OF CERTAIN OBLIGATIONS AND INFORMATION REGARDING INVESTORS. Borrower shall perform and observe in all material respects each of the provisions of each Take-Out Commitment and any servicing agreement on its part to be performed or observed and will cause all things to be done which are necessary to have each item of Mortgage Collateral covered by a Take-Out Commitment comply with the requirements of such Take-Out Commitment. Borrower will deliver to Agent financial information concerning any Person Lenders are reviewing to determine whether to approve such Person as an Investor.

     Section 5.11 USE OF PROCEEDS; MARGIN STOCK. The proceeds of all Borrowings shall be used by Borrower solely for the origination or acquisition of Mortgage Loans in the ordinary course of Borrower's business. None of such proceeds shall be used for the purpose of purchasing or carrying any "margin stock" as defined in Regulation U, or for the purpose of reducing or retiring any GAAP Indebtedness and Contingent Indebtedness which was originally incurred to purchase or carry margin stock or for any other purpose which might constitute this transaction a "purpose credit" within the meaning of such Regulation U.

     Section 5.12 NOTICE OF DEFAULT. Borrower shall furnish to Agent and each Lender immediately upon becoming aware of the existence of any Default or Event of Default, a written notice specifying the nature and period of existence thereof and the action which Borrower is taking or proposes to take with respect thereto.

     Section 5.13 COMPLIANCE WITH LOAN DOCUMENTS. Borrower shall cause each Restricted Subsidiary to promptly comply with any and all covenants and provisions of the Loan Documents to be complied with by such Person.

     Section 5.14 OPERATIONS AND PROPERTIES. Borrower and each Restricted Subsidiary shall comply with all rules, regulations and guidelines applicable to it. Borrower shall act prudently and in accordance with customary industry standards in managing and operating its Property.

     Section 5.15 YEAR 2000 COMPLIANCE. Borrower agrees to take, and to cause each of its Subsidiaries to take, all actions reasonably necessary to ensure that the representations set forth in Section 4.19 remain true, and Borrower agrees to notify Agent promptly if, at any time during the term of this Agreement, Borrower becomes aware of facts or circumstances such that the representations set forth in Section 4.19 has become or may become untrue or this Section has been or may be breached. Borrower will promptly deliver to Agent such information relating to the representation in Section 4.19 and the agreement set forth in this Section as Agent requests from time to time, including, without limitation, any information pertaining to the review and assessment set forth in Section 4.19.

     Section 5.16 MAINTENANCE OF QUALIFICATIONS. The Borrower will maintain its status as an FHA-approved mortgagee, as an approved lender under the VA guarantee program, as an approved seller/servicer of Mortgage Loans to Fannie Mae and to Freddie Mac in the Freddie Mac regions in which it operates and as an FHA-approved direct endorsement mortgagee, and its eligibility to issue Mortgage-Backed Securities or to service the Mortgage Loan pools formed with respect to Mortgage-Backed Securities.

                                     ARTICLE VI

                                 NEGATIVE COVENANTS

     Borrower and each Restricted Subsidiary shall at all times comply with the covenants contained in this Article VI, from the date hereof and for so long as any part of the Obligations or any Commitment is outstanding unless Majority Lenders have agreed otherwise:

     Section 6.01 NO MERGER. Borrower shall not merge or consolidate with or into any Person, if immediately prior to any such merger or consolidation a Default or Event of Default exists or would occur as a result thereof, or if as a result of any such merger or consolidation a Change of Control would occur.

     Section 6.02 LIMITATION ON GAAP INDEBTEDNESS AND CONTINGENT INDEBTEDNESS. At no time shall Borrower or any Restricted Subsidiary incur, create, contract, assume, have outstanding, guarantee or otherwise be or become, directly or indirectly, liable in respect of any GAAP Indebtedness or Contingent Indebtedness except:

     (a)  the Obligations;

     (b) trade debt, equipment leases, loans for the purchase of equipment used in the ordinary course of Borrower's business and liens for taxes and assessments not yet due and payable owed in the ordinary course of business;

     (c) unsecured GAAP Indebtedness or unsecured Contingent Indebtedness owing to Parent or any Affiliate of Parent; and

     (d) Contingent Indebtedness to Persons other than Parent or Affiliate of Parent.

     Section 6.03 BUSINESS. Borrower shall not, directly or indirectly, other than through an

Unrestricted Subsidiary, engage in any business which differs materially from that currently engaged in by Borrower or any other business customarily engaged in by other Persons in the mortgage banking business.

     Section 6.04 LIQUIDATIONS, DISPOSITIONS OF SUBSTANTIAL ASSETS. Except as expressly provided below in this section, neither Borrower nor any Restricted Subsidiary shall dissolve or liquidate or sell, transfer, lease or otherwise dispose of any material portion of its property or assets or business. Borrower and the Restricted Subsidiaries may sell Mortgage Loans and the right to service Mortgage Loans in the ordinary course of their business, any Restricted Subsidiary may sell its property, assets or business to Borrower or another Restricted Subsidiary, and any Restricted Subsidiary may liquidate or dissolve if at the time thereof and immediately thereafter, Borrower and the Restricted Subsidiaries are in compliance with all covenants set forth in the Loan Documents and no Default or Event of Default shall have occurred and be continuing.

     Section 6.05 LOANS, ADVANCES, AND INVESTMENTS. Neither Borrower nor any Restricted Subsidiary shall make any loan (other than Mortgage Loans), advance, or capital contribution to, or investment in (including any investment in any Restricted Subsidiary, joint venture or partnership), or purchase or otherwise acquire any of the capital stock, securities, ownership interests, or evidences of indebtedness of, any Person (collectively, "Investment"), or otherwise acquire any interest in, or control of, another Person, except for the following:

     (a)  Cash Equivalents;

     (b) Any acquisition of securities or evidences of indebtedness of others when acquired by Borrower in settlement of accounts receivable or other debts arising in the ordinary course of its business, so long as the aggregate amount of any such securities or evidences of indebtedness is not material to the business or condition (financial or otherwise) of Borrower;

     (c) Mortgage Notes acquired in the ordinary course of Borrower's business; and

     (d) Investment in any Subsidiary; provided that at the time any such investment is made and immediately thereafter, Borrower and the Restricted Subsidiaries are in compliance with all covenants set forth in the Loan Documents and no Default or Event of Default shall have occurred and be continuing.

     (e) Loans to officers or employees in an aggregate amount not to exceed $300,000.

     Section 6.06 USE OF PROCEEDS. Borrower shall not permit the proceeds of the Loans to be used for any purpose other than those permitted by Section
5.11 hereof. Borrower shall not, directly or indirectly, use any of the proceeds of the Loans for the purpose, whether immediate, incidental or ultimate, of buying any "margin stock" or of maintaining, reducing or retiring any GAAP Indebtedness and Contingent Indebtedness originally incurred to purchase a stock that is currently any "margin stock", or for any other purpose which might constitute this transaction a "purpose credit", in each case within the meaning of Regulation U or otherwise take or permit to be taken any action which would involve a violation of Regulation U, Regulation T or Regulation X or any other regulation of the Board of Governors of the Federal Reserve System.

     Section 6.07 ACTIONS WITH RESPECT TO MORTGAGE COLLATERAL. Borrower shall not:

     (a) Compromise, extend, release, or adjust payments on any Mortgage Collateral, accept a conveyance of mortgaged property in full or partial satisfaction of any Mortgage Collateral, or release any Mortgage securing or underlying any Mortgage Collateral;

     (b) Agree to the amendment or termination of any Take-Out Commitment in which Agent has a security interest or to substitution of a Take-out Commitment for a Take-Out Commitment in which Agent has a security interest hereunder, if such amendment, termination or substitution may reasonably be expected (as determined by Majority Lenders in their sole discretion) to have a Material Adverse Effect; or

     (c) Transfer, sell, assign, or deliver any Mortgage Collateral pledged to Agent to any Person other than Agent, except pursuant to a Take-Out Commitment.

     Section 6.08 TRANSACTIONS WITH AFFILIATES. Borrower shall not enter into any transactions including, without limitation, any purchase, sale, lease or exchange of property or the rendering of any service, with any Affiliate other than a Restricted Subsidiary unless such transactions are otherwise permitted under this Agreement and are in the ordinary course of Borrower's business.

     Section 6.09 LIENS. Borrower shall not grant, create, incur, assume, permit or suffer to exist any Lien, upon any of its Mortgage Notes or Servicing Rights or any property related thereto, including but not limited to the mortgages securing such Mortgages Notes and the proceeds of the Mortgage Notes and Servicing Rights (whether or not part of the Mortgage Collateral), other than (a) Liens in an aggregate amount not to exceed $2,000,000, (b) Liens which secure payment of the Obligations, (c) such non-consensual Liens as may be deemed to arise as a matter of law pursuant to any Take-Out Commitment and (d) Liens described on Schedule 4.

     Section 6.10 ERISA PLANS. Neither Borrower nor any Restricted Subsidiary shall adopt or agree to maintain or contribute to ERISA Plan. Borrower and promptly notify Agent and each Lender in writing in the event an ERISA Affiliate adopts an ERISA Plan.

     Section 6.11 CHANGE OF PRINCIPAL OFFICE; FISCAL YEAR. Borrower shall not move its principal office, executive office or principal place of business from the address set forth in Section 10.01 or change its Fiscal Year, without prior written notice to Agent and each Lender.

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

     Section 6.12 LIMITATION ON DISTRIBUTIONS AND REDEMPTIONS. Borrower will not make any Distribution, except as expressly provided in this section. Distributions may be made by Borrower, within sixty (60) days after the end of each Fiscal Quarter ending March 31 and September 30, to the extent that the aggregate value of all Distributions Made by Borrower in the Four Quarter Period ending on the last day of such Fiscal Quarter does not exceed Borrower's profit for such Four Quarter Period, so long as (a) no Default or Event of Default exists at the time such Distribution is made, or will occur as a result of the making thereof and (b) such Distribution will not reduce Borrower's Consolidated Tangible Net Worth to less than $14,600,000.

     Section 6.13 TANGIBLE NET WORTH. As of the end of each calendar month, Borrower's Consolidated Tangible Net Worth shall not be less than $14,600,000.

     Section 6.14 TANGIBLE NET WORTH RATIO. The ratio of (i) the sum of GAAP Indebtedness and Contingent Indebtedness to (ii) Borrower's Consolidated Tangible Net Worth shall not be more than 12.0 to 1.0 as of the end of each calendar month.

     Section 6.15 NET INCOME. As of the end of each Fiscal Quarter, Borrower's Consolidated income, calculated in accordance with GAAP, for the two consecutive Fiscal Quarters then ended shall not be less than $1.00.

     Section 6.16 CUSTODIAN. Borrower will not appoint any collateral agent or custodian for its Mortgage Loans other than U.S. Bank.

     Section 6.17 PAYMENTS TO PARENT. Upon the occurrence and continuation of an Event of Default, Borrower shall not make any payment on any indebtedness owed by it to Parent or any Affiliate of Parent.

                                    ARTICLE VII

                                 EVENTS OF DEFAULT

     Section 7.01 NATURE OF EVENT. An Event of Default shall exist if any one or more of the following occurs:

     (a) Borrower fails to make any payment of principal of or interest on any Note or any fee or other amount required to be paid to Agent or any Lender pursuant to this Agreement or any other Loan Document within two (2) calendar days after notice of such failure is given by Agent to Borrower;

     (b) Default is made in the due observance or performance by Borrower or any of its Restricted Subsidiaries of any covenant or agreement set forth in
Article VI or Section 5.01 and such default continues unremedied for thirty
(30) calendar days;

     (c) Default is made in the due observance or performance by Borrower or any of its Restricted Subsidiaries of any covenant or agreement set forth in any Loan Document (other than as referred to in subsections (a) or (b) above) and such default continues unremedied for thirty (30) calendar days after notice of such default is given by Agent to Borrower;

     (d) Any material statement, warranty or representation by or on behalf of Borrower contained in any Loan Document or in any Borrowing Request, proves to have been incorrect or misleading in any material respect as of the date made or deemed made;

     (e)  Borrower or any Restricted Subsidiary:

          (i) suffers the entry against it of a judgment, decree or order for relief by a court of competent jurisdiction in an involuntary proceeding commenced under any applicable bankruptcy, insolvency or other similar law of any jurisdiction now or hereafter in effect, including the federal Bankruptcy Code, as from time to time amended, or has any such proceeding commenced against it which remains undismissed for a period of sixty (60) days; or

          (ii) commences a voluntary case under any applicable bankruptcy, insolvency or similar law now or hereafter in effect, including the federal Bankruptcy Code, as from time to time amended; or applies for or consents to the entry of any order for relief in an involuntary case under any such law; or makes a general assignment for the benefit of creditors; or fails generally to pay (or admits in writing its inability to pay) its debts as such debts become due; or takes partnership action, corporate action or other action to authorize any of the foregoing; or

          (iii) suffers the appointment of or taking possession by a receiver, liquidator, assignee, custodian, trustee, sequestrator, or similar official of all or a substantial part of its assets or of any part of the Mortgage Collateral in a proceeding brought against or initiated by it, and such appointment or taking possession is neither made ineffective nor discharged within sixty (60) days after the making thereof, or such appointment or taking possession is it any time consented to, requested by, or acquiesced to by it; or

          (iv) suffers the entry against it of a final judgment for the payment of money in excess of $500,000 (not covered by insurance satisfactory to Agent in its discretion), unless the same is discharged within thirty (30) days after the date of carry thereof or an appeal or appropriate proceeding for review thereof is taken within such period and a stay of execution pending such appeal is obtained; or

          (v) suffers a writ or warrant of attachment or any similar process to be issued by any court against all or any substantial part of its assets or any pan of the Mortgage Collateral;

provided, however, if any event set forth in this Section 7.01(e) occurs with respect to any Restricted Subsidiary, the occurrence of such event shall not constitute an Event of Default unless it could have a Materially Adverse Effect.

     (f) Borrower or any Restricted Subsidiary fails to make when due or within any applicable grace period (after giving effect to any applicable notice requirement), any payment on any GAAP Indebtedness and Contingent Indebtedness (other than the Obligations); or any event or condition occurs under any provision contained in any agreement under which such obligation is governed, evidenced or secured (or any other material breach or default under such obligation or agreement occurs) if a Material Adverse Effect is caused thereby;

     (g) Any Loan Document shall for any reason cease to be in full force and effect, or be declared null and void or unenforceable in whole or in part as the result of any action initiated by any Person other than Agent or any Lender; or the validity or enforceability of any such document shall be challenged or denied by any Person other than Agent or any Lender;

     (h) Either (i) any "accumulated funding deficiency" (as defined in Section 412(a) of the Code in excess of $25,000 exists with respect to any ERISA Plan, whether or not waived by the Secretary of the Treasury or his delegate, or (ii) any Termination Event occurs with respect to any ERISA Plan and the then current value of such ERISA Plan's benefits guaranteed under Title IV of ERISA exceeds the then current value of such ERISA Plan's assets available for the payment of such benefits by more than $10,000 (or in the case of a Termination Event involving the withdrawal of a substantial employer, the withdrawing employer's proportionate share of such excess exceeds such amount) or (iii) Borrower or any of its Restricted Subsidiaries or any ERISA Affiliate withdraws from a multiemployer plan resulting in liability under Title IV of ERISA of an amount in excess of $10,000; or

     (i)  A Change of Control occurs.

     Section 7.02 DEFAULT REMEDIES. Upon the occurrence of an Event of Default, Agent may (and upon written instructions from Majority Lenders, Agent shall) declare the Commitments to be terminated and/or declare the entire principal and all interest accrued on the Notes to be, and the Notes, together with all Obligations, shall thereupon become, forthwith due and payable, without any presentment, demand, protest, notice of protest and nonpayment, notice of acceleration or of intent to accelerate or other notice of any kind, all of which hereby are expressly waived. Notwithstanding the foregoing, if an Event of Default specified in Subsections 7.01(e)(i), (ii) or (iii) above occurs with respect to Borrower, the Commitments shall automatically and immediately terminate and the Notes and all other Obligations shall become automatically and immediately due and payable, both as to principal and interest, without any action by Agent or any Lender and without presentment, demand, protest, notice of protest and nonpayment, notice of acceleration or of intent to accelerate, or any other notice of any kind, all of which are hereby expressly waived, anything contained herein or in any Notes to the contrary notwithstanding.

                                    ARTICLE VIII

                                  INDEMNIFICATION

     Section 8.01 INDEMNIFICATION. Borrower agrees to indemnify Agent and each Lender and each director, officer, agent, attorney, employee, representative and Affiliate of Agent and each Lender (each in "Indemnified Party"), upon demand, from and against any and all liabilities, obligations, claims, losses, damages, penalties, actions, judgments, Suits, costs, expenses or disbursements (including reasonable fees of attorneys, accountants, experts and advisors) of any kind or nature whatsoever (in this Section 8.01 collectively called "liabilities and costs") which to any extent (in whole or in part) may be imposed on, incurred by, or asserted against any Indemnified Party growing out of, resulting from or in any other way associated with any of the Mortgage Collateral, the Loan Documents and the transactions and events (including the enforcement or defense thereof) at any time associated therewith or contemplated therein.

     THE FOREGOING INDEMNIFICATION SHALL APPLY WHETHER OR NOT SUCH LIABILITIES AND COSTS ARE IN ANY WAY OR TO ANY EXTENT OWED, IN WHOLE OR IN PART, UNDER ANY CLAIM OR THEORY OF STRICT LIABILITY, OR ARE CAUSED IN WHOLE OR PART, BY ANY NEGLIGENT ACT OR OMISSION OF ANY KIND BY SUCH INDEMNIFIED PARTY,

provided only that such Indemnified Party shall be not entitled under this section to receive Indemnification for that portion, if any, of any liabilities and costs which is proximately caused by its own individual gross negligence or willful misconduct. The foregoing provisions of this Section 8.01 shall not apply to liabilities and costs incurred by any Lender (unless such Lender is Agent) which may be imposed on or asserted against such Lender by any other Lender.

     Section 8.02 LIMITATION OF LIABILITY. None of Agent, Lenders, their directors, officers, agents or employees shall be liable for any action taken or omitted to be taken by it or them under or in connection with this Agreement. THE FOREGOING EXCULPATION SHALL APPLY TO ANY NEGLIGENT ACT OR OMISSION OF ANY KIND BY ANY SUCH PERSON, PROVIDED THAT SUCH PERSON SHALL BE LIABLE FOR ITS OWN INDIVIDUAL GROSS NEGLIGENCE OR WILLFUL MISCONDUCT.

                                     ARTICLE IX

                                       AGENT

     Section 9.01 APPOINTMENT AND AUTHORIZATION. Each Lender appoints and authorizes Agent to take such actions as agent on its behalf and to exercise such powers under this Agreement and the other Loan Documents as are delegated to Agent by the terms hereof and thereof, together with such powers as are reasonably incidental thereto. Neither Agent nor any of its directors, officers or employees shall be liable for any action taken or omitted to be taken by it or them under or in connection with this Agreement or the other Loan
Documents, WHETHER OR NOT AMOUNTING TO SIMPLE NEGLIGENCE, except for its or their own gross negligence or willful misconduct; PROVIDED, HOWEVER, that Agent shall be protected in acting or refraining from acting upon the instruction of the requisite Lenders under Section 9.06; and PROVIDED, FURTHER, that Agent shall not be required to take any action that exposes it to personal liability or is contrary to any Loan Document, other agreement or applicable law. Agent shall act as an independent contractor in performing its obligations as Agent hereunder and under the other Loan Documents and nothing herein contained shall be deemed to create a fiduciary relationship among or between Agent, Borrower or Lenders.

     Section 9.02 NOTE HOLDERS. Agent may treat the payee of any Note as the holder thereof until written notice of transfer shall have been filed with it signed by such payee.

     Section 9.03 CONSULTATION WITH COUNSEL. Agent may consult with legal counsel selected by it and shall not be liable for any action taken or suffered in good faith by it in accordance with the advice of such counsel.

     Section 9.04 DOCUMENTS. Agent shall not be under a duty to examine into or pass upon the validity, effectiveness, genuineness or value of the Notes, the other Loan Documents or any other instrument or document furnished pursuant thereto or thereunder. Agent makes no representation or warranty to any Lender, nor shall Agent be responsible for any representations, warranties or statements made in connection with this Agreement or any other Loan Document. Agent shall be entitled to assume that this Agreement and the other Loan Documents are valid, effective and genuine and what they purport to be. Agent (i) shall execute and deliver the Security Agreement, whereupon each provision thereof which is contemplated to be binding upon Lenders shall be binding upon Lenders and each of them; and (ii) shall not waive, amend or otherwise modify any provision of the Pledge and Security Agreement without the written consent of Lenders required pursuant to Section 10.02.

     Section 9.05 AGENT AND AFFILIATES. With respect to its Commitments and the Loans made by it in its capacity as a Lender, the entity that is Agent shall have the same rights and powers under this Agreement and the other Loan Documents as any other Lender and may exercise the same as though it were not Agent, and the entity that is Agent and its Affiliates may accept deposits from, lend money to and generally engage in any kind of business with Borrower or any Subsidiary as if it were not Agent.

     Section 9.06 ACTION BY AGENT. Agent shall be entitled to use its discretion with respect to exercising or refraining from exercising any rights which may be vested in it by, or with respect to taking or refraining from taking any action or actions which it may be able to take under or in respect of, this Agreement and the other Loan Documents. Agent shall incur no liability under or in respect of this Agreement or any of the other Loan Documents by acting upon any notice, consent, certificate, warranty or other paper or instrument believed by it to be genuine or authentic or to be signed by the proper party or parties, or with respect to anything which it may do or refrain from doing in the reasonable exercise of its judgment, or which may seem to it to be necessary or desirable in the premises. Agent may employ agents and attorneys-in-fact in carrying out its responsibilities under the Loan Documents, and shall not be responsible for the negligence or misconduct of any such agents or attorneys-in-fact as long as Agent was not grossly negligent in selecting or directing such agents or attorneys-in-fact, EVEN IF SUCH SELECTION AMOUNTED TO SIMPLE NEGLIGENCE.

     Section 9.07 CREDIT ANALYSIS. Each Lender has made, and shall continue to make, its own independent investigation or evaluation of the operations, business, property and condition, financial and otherwise, of Borrower in connection with its Commitments and Loans and has made its own appraisal of the creditworthiness of Borrower. Except as explicitly provided herein, Agent has no duty or responsibility, either initially or on a continuing basis, to provide any Lender with any credit or other information with respect to such operations, business, property, condition or creditworthiness, whether such information comes into its possession on or before the first Event of Default or at any time thereafter.

     Section 9.08 NOTICES OF EVENT OF DEFAULT, ETC. In the event that any Lender shall have acquired actual knowledge of any Event of Default or Default, other than as a result of its receipt of financial statements delivered to it pursuant to Section 5.01, such Lender shall promptly give notice thereof to Agent. Agent shall, promptly upon receipt of any such notice provide a copy thereof to the other Lenders. Upon receipt from any Lender of a request that Agent give notice to Borrower of the occurrence of an Event of Default or Default under Article 7, Agent shall promptly forward such request to the other Lenders and will take such action and assert such rights under this Agreement and the other Loan Documents as Majority Lenders shall direct in writing.

     Section 9.09 INDEMNIFICATION. Each Lender agrees to indemnify Agent (to the extent not reimbursed by Borrower), ratably according to its Percentage Share, from and against any and all liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements of any kind or nature whatsoever which may be imposed on, incurred by or asserted against Agent in any way relating to or arising out of this Agreement or the other Loan Documents or any action taken or omitted by Agent under this Agreement or the other Loan Documents, WHETHER OR NOT AGENT'S SIMPLE NEGLIGENCE CAUSES THE SAME IN WHOLE OR IN PART; PROVIDED that no Lender shall be liable for any portion of such liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements resulting from Agent's gross negligence or willful misconduct. Without limitation of the foregoing, each Lender agrees to reimburse Agent promptly upon demand for its Percentage Share (determined under clause (l) of the definition thereof) of any out-of-pocket expenses (including counsel fees) incurred by Agent in connection with the preparation, execution, delivery, administration, modification, amendment or enforcement (whether through negotiations, legal proceedings or otherwise) of, or legal advice in respect of rights or responsibilities under, this Agreement and the other Loan Documents, to the extent that Agent is not reimbursed for such expenses by Borrower, WHETHER OR NOT SUCH OUT-OF-POCKET EXPENSES RESULTED, IN WHOLE OR IN PART, FROM AGENT'S SIMPLE NEGLIGENCE; PROVIDED, that no Lender shall be liable for any portion of any such expenses resulting from Agent's gross negligence or willful misconduct.

     Section 9.10 PAYMENTS. All payments of principal of the Notes and all other funds received by Agent in respect of any payments made by Borrower pursuant to this Agreement, the Notes or the other Loan Documents, other than payments under Sections 2.08 and 2.09, and subject to the effect of Section 9.11, shall be distributed forthwith by Agent (in like currency and funds) to Lenders on the date received or deemed received pursuant to Section 2.07, in accordance with Section 2.04(b) in the case of payments of interest and Balances Deficiency Fees, and ratably according to each Lender's Percentage Share in the case of any other payment received by Agent. If Agent does not make any such distribution (or provide Federal Reserve Bank reference numbers for the wire transfer of the amount thereof) on the date any such payment is received or deemed received pursuant to Section 2.07, Agent will pay interest to each Lender entitled to receive a portion of such distribution on the amount distributable to it at the Federal Funds Rate from such date until the date such distribution is made, such interest to be payable with such distribution. Notwithstanding any of the foregoing or any other provision of this Agreement, upon and after the occurrence of an Event of Default or Default, (a) all proceeds received by Agent from the sale or other disposition of the Collateral shall be applied in accordance with Section 17 of the Security Agreement.

     Section 9.11 SHARING OF SET-OFFS AND OTHER PAYMENTS. The Agent agrees, and each Lender agrees, that if it shall, whether through the exercise of rights under Security Instruments or rights of banker's lien, set-off, or counterclaim against Borrower or otherwise, obtain payment of a portion of the aggregate Obligations owed to it which, taking into account all distributions made by Agent under Section 2.07, causes Agent or such Lender to have received more than it would have received had such payment been received by Agent and distributed pursuant to Section 2.07, then (a) it shall be deemed to have simultaneously purchased and shall be obligated to purchase interests in the Obligations as necessary to cause Agent and all Lenders to share all payments as provided for in Section 2.07, and (b) such other adjustments shall be made from time to time as shall be equitable to ensure that Agent and all Lenders share all payments of Obligations as provided in Section 2.07; provided, however, that nothing herein contained shall in any way affect the right of Agent or any Lender to obtain payment (whether by exercise of rights of banker's lien, set-off or counterclaim or otherwise) of indebtedness other than the Obligations. Borrower expressly consents to the foregoing arrangements and agrees that any holder of any such interest or other participation in the Obligations, whether or not acquired pursuant to the foregoing arrangements, may to the fullest extent permitted by law exercise any and all rights of banker's lien, set-off, or counterclaim as fully as if such holder were a holder of the Obligations in the amount of such interest or other participation. If all or any part of any funds transferred pursuant to this section is thereafter recovered from a Lender under this section which received the same, the purchase provided for in this section shall be deemed to have been rescinded to the extent of such recovery, together with interest, if any, if interest is required pursuant to court order to be paid on account of the possession of such funds prior to such recovery.

     Section 9.12 SUCCESSOR AGENT. Agent may resign at any time by giving ten days written notice thereof to Lenders and Borrower. The Majority Lenders may remove Agent for acts constituting gross negligence or willful misconduct by giving notice thereto to Agent, Lenders and Borrower. Upon any such resignation or removal, the Borrower shall have the right to appoint a successor Agent, which successor Agent shall be reasonably acceptable to Majority Lenders; provided, however if an Event of Default has occurred and is continuing or if no successor Agent shall have been so appointed by Borrower and so accepted by Majority Lenders within 15 days after the retiring Agent's giving of notice of its resignation of Agent or after the Majority Lenders' giving of notice of the removal of such Agent, then the Majority Lenders shall have the right to appoint a successor Agent, which successor Agent shall be reasonably acceptable to Borrower (unless an Event of Default has occurred and is continuing). If no successor Agent shall have be so appointed by the Majority Lenders and so accepted by the Borrower within 30 days after the retiring Agent's giving of notice of its resignation of Agent or after the Majority Lenders' giving of notice of the removal of such Agent, then the retiring Agent or the Agent being removed, as the case may be, may, on behalf of Lenders, appoint an Agent or custodian which shall be a Lender or a commercial bank organized under the laws of the United States of America or of any State thereof and having a combined capital and surplus of at least $100,000,000 and which shall be reasonably acceptable to Borrower (unless an Event of Default has occurred and is continuing). Any such resignation or removal shall be effective upon the appointment of a successor Agent. Upon the acceptance of any appointment as Agent hereunder by a successor Agent, such successor Agent shall thereupon succeed to and become vested with all the rights, powers, privileges and duties of the retiring Agent, and the retiring Agent or the Agent being removed, as the case may be, shall be discharged from its duties and obligations, under this Agreement and the other Loan Documents. After any Agent's resignation or removal hereunder, the provisions of this Section 9 shall inure to its benefit as to any actions taken or omitted to be taken by it while it was acting as Agent under this Agreement and any other Loan Document.

     Section 9.13 NOTICE OF NEW INVESTORS. Agent shall use reasonable efforts to provide prompt notice to each Lender (which notice may be telephonic) of its approval of any new Investor after the date hereof; PROVIDED, HOWEVER, that Agent shall have no liability to any Lender or other Person for its failure to provide the notice described in this Section 9.13.

                                     ARTICLE X

                                   MISCELLANEOUS

     Section 10.01 NOTICES. Any notice or request required or permitted to be given under or in connection with this Agreement, the Notes or the other Loan Documents (except as may otherwise be expressly required therein) shall be in writing and shall be mailed by first class or express mail, postage prepaid, or sent by telex, telegram, telecopy or other similar form of rapid transmission, confirmed by mailing (by first class or express mail, postage prepaid) written confirmation at substantially the same time as such rapid transmission, or personally delivered to an officer of the receiving party. All such communications shall be mailed, sent or delivered to the parties hereto at their respective addresses as follows:

     Borrower:      CH Mortgage Company I, Ltd.
                    4515 Seton Center Parkway, Suite 100
                    Austin, Texas 78759
                    Attn: Randall C. Present      Jim Dolph
                    FAX: (512) 345-7348           FAX: (512) 345-8758
                    TEL: (512) 345-4663           TEL: (512) 345-4656 ext. 1390

     With copies to:
                    David J. Keller
                    Ted I. Harbour
                    1901 Ascension Blvd., Suite 100
                    Arlington, Texas 76006
                    FAX: (817) 856-8249
                    TEL: (817) 856-8200

     Agent:         U.S. Bank National Association
                    601 Second Avenue South
                    Minneapolis, Minnesota 55402
                    Attn: Kathleen M. Connor
                    FAX: (612) 973-0826
                    TEL: (612) 973-0306


or at such other addresses or to such individual's or department's attention as any party may have furnished the other party in writing. Any communication so addressed and mailed shall be deemed to be given when so mailed, except that requests for loans, Confirmations and other communications related thereto shall not be effective until actually received by Agent or Borrower, as the case may be; and any notice so sent by rapid transmission shall be deemed to be given when receipt of such transmission is acknowledged, and any communication so delivered in person shall be deemed to be given when receipted for by, or actually received by, an authorized officer of Borrower or Agent, as the case may be.

     Section 10.02 AMENDMENTS, ETC. No amendment or waiver of any provision of this Agreement, the Security Instruments, the Notes, or any other Loan Document, nor consent to any departure by Borrower or any Restricted Subsidiary from the terms thereof, shall in any event be effective unless (a) the same shall be in writing and signed by (i) if such party is Borrower, by Borrower, (ii) if such party is Agent, by Agent and (iii) if such party is a Lender, by such Lender or by Agent on behalf of Lenders with the written consent of Majority Lenders (or without further consent than that already provided herein in the circumstances provided in Section 10.16) and (b) in the case of an amendment other than the first and second amendment and other than annual renewals or temporary extensions related to annual renewals, the Agent, on behalf of each Lender executing such amendment, shall have received an amendment fee from the Borrower in the amount of one thousand five hundred dollars ($1,500) for each Lender executing such amendment. Notwithstanding the foregoing or anything to the contrary herein, Agent shall not, without the prior consent of each individual Lender, execute and deliver on behalf of such Lender any waiver or amendment which would: (i) waive any of the conditions specified in Article III (provided that Agent may in its discretions withdraw any request it has made under Section 3.02(g)), (ii) increase the Percentage Share of the Commitment of such Lender or subject such Lender to any additional obligations, (iii) reduce any fees hereunder, or the principal of, or interest on, such Lender's Note, (iv) amend the definition herein of "Majority Lenders" or otherwise change the aggregate amount of Percentage Shares which is required for Agent, Lenders or any of them to take any particular action under the Loan Documents, (v) release Borrower from its obligation to pay such Lender's Note, (vi) amend the definitions of "Collateral Value," "Drawdown Termination Date," and "Mortgage Collateral," (vii) release any Collateral except in accordance with and pursuant to the Loan Documents, or (viii) change the date on which any payments of principal, interest or fees are due hereunder.

     Section 10.03 INVALIDITY. In the event that any one or more of the provisions contained in the Notes, this Agreement or any other Loan Document shall, for any reason, be held invalid, illegal or unenforceable in any respect, such invalidity, illegality or unenforceability shall not affect any other provision of such document.

     Section 10.04 SURVIVAL OF AGREEMENTS. All covenants and agreements herein and in any other Loan Document not fully performed before the date hereof or the date thereof, and all representations and warranties herein or therein, shall survive until payment in full of the Obligations and termination of the Commitments.

     Section 10.05 RENEWAL, EXTENSION OR REARRANGEMENT. All provisions of this Agreement and of the other Loan Documents shall apply with equal force and effect to each and all promissory notes hereafter executed which In whole or in part represent a renewal, extension for any period, increase or rearrangement of any part of the Obligations originally represented by the Notes or of any part of such other Obligations.

     Section 10.06. WAIVERS. No course of dealing on the part of Agent or any Lender, or any of its employees, consultants or agents, nor any failure or delay by Agent or such Lender with respect to exercising any right, power or privilege of Agent or any Lender under the Notes, this Agreement or any other Loan Document shall operate as a waiver thereof, except as otherwise provided in Section 10.02 hereof.

     Section 10.07 CUMULATIVE RIGHTS. The rights and remedies of Agent and each Lender under the Notes, this Agreement, and any other Loan Document shall be cumulative, and the exercise or partial exercise of any such right or remedy shall not preclude the exercise of any other right or remedy.

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

     Section 10.08 CONSTRUCTION. THE VALIDITY, CONSTRUCTION AND ENFORCEABILITY OF THIS AGREEMENT AND THE OTHER LOAN DOCUMENTS SHALL BE GOVERNED BY THE INTERNAL LAWS OF THE STATE OF MINNESOTA, WITHOUT GIVING EFFECT TO CONFLICT OF LAWS PRINCIPLES THEREOF, BUT GIVING EFFECT TO FEDERAL LAWS OF THE UNITED STATES APPLICABLE TO NATIONAL BANKS AND OTHER BANKS.

     Section 10.09 LIMITATION ON INTEREST. Agent, Lenders, Borrower, each Restricted Subsidiary and any other parties to the Loan Documents intend to contract in strict compliance with applicable usury law from time to time in effect. In furtherance thereof such Persons stipulate and agree that none of the terms and provisions contained in the Loan Documents shall ever be construed to create a contract to pay, for the use, forbearance or detention of money, interest in excess of the maximum amount of interest permitted to be charged by applicable law from time to time in effect. None of Borrower, any Restricted Subsidiary, any present or future guarantors, endorsers, or other Persons hereafter becoming liable for payment of any Obligation shall ever be liable for unearned interest thereon or shall ever be required to pay interest thereon in excess of the maximum amount that may be lawfully charged under applicable law from time to time in effect, and the provisions of this section shall control over all other provisions of the Loan Documents which may be in conflict or apparent conflict herewith. Agent and Lenders expressly disavow any intention to charge or collect excessive unearned interest or finance charges in the event the maturity of any Obligation is accelerated, if (a) the maturity of any Obligation is accelerated for any reason, (b) any Obligation is prepaid and as a result any amounts held to constitute interest are determined to be in excess of the legal maximum, or
(c) Agent or any Lender or any other holder of any or all of the Obligations shall otherwise collect moneys which are determined to constitute interest which would otherwise increase the interest on any or all of the Obligations to an amount in excess of that permitted to be charged by applicable law then in effect, then all such sums determined to constitute interest in excess of such legal limit shall, without penalty, be promptly applied to reduce the then outstanding principal of the related Obligations or, at Agent's or such Lender's or such holder's option, promptly returned to Borrower and each Restricted Subsidiary or the other payor thereof upon such determination. In determining whether or not the interest paid or payable, under any specific circumstance, exceeds the maximum amount permitted under applicable law, Agent, Lenders and Borrower and Restricted Subsidiaries (and any other payors thereof) shall to the greatest extent permitted under applicable law, (i) characterize any non-principal payment as an expense, fee or premium rather than as interest, (ii) exclude voluntary prepayments and the effects thereof, and (iii) amortize, prorate, allocate, and spread the total amount of interest throughout the entire contemplated term of the instruments evidencing the Obligations in accordance with the amounts outstanding from time to time thereunder and the legal rate of interest from time to time in effect under applicable law in order to lawfully charge the maximum amount of interest permitted under applicable law. In the event applicable law provides for an interest ceiling under Section 303 of the Texas Finance Code, that ceiling shall be the weekly rate ceiling.

     Section 10.10 BANK ACCOUNTS; OFFSET. To secure the repayment of the Obligations

Borrower hereby grants to Agent, each Lender and to each financial institution which hereafter acquires a participation or other interest in the Loans or Notes (in this section called a "Participant") a security interest, a lien, and a right of offset, each of which shall be in addition to all other interest, liens, and rights of Agent, say Lender or Participant at common law, under the Loan Documents, or otherwise, and each of which shall be upon and against (a) any and all moneys, securities or other property (and the proceeds therefrom) of Borrower now or hereafter held or received by or in transit to Agent, any Lender or Participant from or for the account Borrower, whether for safekeeping, custody pledge, transmission, collection or otherwise, (b) any and all deposits (general or special, time or demand, provisional or final) of Borrower with Agent, any Lender or Participant, and
(c) any other credits and claims of Borrower at any time existing against Agent, any Lender or Participant, including claims under certificates of deposit. Upon the occurrence of any Event of Default, each of Agent, Lenders and Participants is hereby authorized to foreclose upon, offset, appropriate, and apply, at any time and from time to time, without notice to Borrower, any and all items hereinabove referred to against the Obligations then due and payable.

     Section 10.11 ASSIGNMENTS, PARTICIPATIONS, COMMITMENT AMOUNT INCREASES AND NEW LENDERS.

     (a) ASSIGNMENTS. Each Lender shall have the right to sell, assign or transfer all or any part of such Lender's Note, Loans and rights and the associated rights and obligations under all Loan Documents to one or more financial institutions, pension plans, investment funds, or similar purchasers; PROVIDED, that each such sale, assignment, or transfer shall be with the consent of Agent, and the assignee, transferee or recipient shall have, to the extent of such sale, assignment, or transfer, the same rights, benefits and obligations as it would if it were such Lender and a holder of such Note, including, without limitation, the right to vote on decisions requiring consent or approval of all Lenders or Majority Lenders and the obligation to fund its Percentage Share of any Loan directly to Agent; PROVIDED FURTHER, that (i) each Lender in making each such sale, assignment, or transfer must dispose of a pro rata portion of each Loan made by such Lender, (ii) each such sale, assignment, or transfer shall be in a principal amount not less than $15,000,000, (iii) each Lender shall at all times maintain Loans then outstanding in an aggregate amount at least equal to $15,000,000, (iv) each Lender may not offer to sell its Note and Loan or Interests therein in violation of any securities laws, and (v) no such assignments shall become effective until (1) the assigning Lender delivers to Agent copies of all written assignments and other documents evidencing any such assignment or related thereto and (2) the assignee Lender becomes a party to this Agreement. Notwithstanding the provisions of clauses (ii) and
(iii) above, a Lender may make a sale, assignment or transfer, or maintain Loans then outstanding, in an amount which is less than that required above provided that Borrower and such Lender have agreed to modify such requirements and have delivered to Agent prior written evidence of their agreement to make such modification, An assignment fee in the amount of $2,500 for each such assignment will be payable to Agent by assignor or assignee. Within five (5) Business Days after its receipt of notice that Agent has received copies of any assignment and the other documents relating thereto, the assignee shall notify Borrower of the outstanding principal balance of the Notes payable to such

Lender and shall execute and deliver to Agent (for delivery to the relevant assignee) new Notes evidencing such assignee's assigned Loans and, if the assignor Lender has retained a portion of its Loans, replacement Notes in the principal amount of the Loans retained by the assignor Lender (such Notes to be in exchange for, but not in payment of, the Notes held by such Lender).

     (b) PARTICIPANTS. Each Lender shall have the right to grant participations in all or any part of such Lender's Note, Loans and the associated rights and obligations under all Loan Documents to one or more pension plans, investment funds, financial institutions or similar purchasers; provided that (i) each Lender granting a participation shall retain the right to vote hereunder, and no participant shall be entitled to vote hereunder on decisions requiring consent or approval of Majority Lenders (except as set forth in (iii) below), (ii) each Lender and Borrower shall be entitled to deal with the Lender granting a participation in the same manner as if no participation had been granted, and (iii) no participant shall ever have any right by reason of its participation to exercise any of the rights of Lenders hereunder, except that any Lender may agree with any participant that such Lender will not, without the consent of such participant, consent to any amendment or waiver described in Section 10.02 requiring approval of 100% of Lenders.

     (c) DISTRIBUTION OF INFORMATION. It is understood and agreed that any Lender may provide to assignees and participants and prospective assignees and participants financial information and reports and data concerning Borrower's properties and operations which was provided to such Lender pursuant to this Agreement.

     (d) COMMITMENT AMOUNT INCREASES; NEW LENDERS. From time to time, Borrower may agree, with the prior written consent of Agent, to (i) permit a Lender to increase its Commitment Amount, or (ii) add a bank chartered under the laws of the United States or any State thereof, an insurance company, another lender or a mutual fund (a "New Lender") as a "Lender" under this Agreement with a Commitment, for the purpose of increasing the Aggregate Commitment Amounts; PROVIDED that upon giving effect to any such new Commitment, the Commitment Amount of the New Bank shall not be less than $15,000,000; and PROVIDED, FURTHER, that the Aggregate Commitment Amounts, after giving effect to any such increase, shall not exceed $250,000,000. Borrower and each Lender increasing its Commitment Amount or New Lender shall agree on the date as of which the increased Commitment Amount or New Lender's Commitment Amount shall become effective, and each New Lender shall execute and deliver an instrument in the form prescribed by Agent to evidence its agreement to be bound by this Agreement and the other Loan Documents. Upon the effective date of an increase in any Lender's Commitment Amount or inclusion of a New Lender as a Lender under this Agreement, Agent shall deliver to Borrower and each Lender a revised Schedule 5 reflecting the revised Aggregate Commitment Amounts and the Borrower shall execute and deliver to such Lender or such New Bank a Note increasing its Commitment Amount.

     Section 10.12 EXHIBITS. The exhibits attached to this Agreement are incorporated herein and shall be considered a part of this Agreement for the purposes stated herein, except that in the event of any conflict between any of the provisions of such exhibits and the provisions of this

Agreement, the provisions of this Agreement shall prevail.

     Section 10.13 TITLES OF ARTICLES, SECTIONS AND SUBSECTIONS. All tides or headings to articles, have any effect or meaning with respect to the other content of such articles, sections, subsections or other divisions, such other content being controlling as to the agreement between the parties hereto.

     Section 10.14 COUNTERPARTS. This Agreement may be executed in counterparts, and it shall not be necessary that the signatures of both of the Parties hereto be contained on any one counterpart hereof; each counterpart shall be deemed an original, but all counterparts together shall constitute one and the same instrument.

     Section 10.15 ENTIRE AGREEMENT. THE NOTES, THIS AGREEMENT, AND THE OTHER LOAN DOCUMENTS EXECUTED AND DELIVERED AS OF EVEN DATE HEREWITH REPRESENT THE FINAL AGREEMENT BETWEEN THE PARTIES HERETO AND THERETO AND MAY NOT BE CONTRADICTED BY EVIDENCE OF PRIOR, CONTEMPORANEOUS OR SUBSEQUENT ORAL AGREEMENTS OF THE PARTIES. THERE ARE NO UNWRITTEN ORAL AGREEMENTS AMONG THE PARTIES.

     Section 10.16 TERMINATION; LIMITED SURVIVAL. In its sole and absolute discretion Borrower may at any time that no Obligations are owing elect in a notice delivered to Agent to terminate this Agreement. Upon receipt by Agent of such a notice, if no Obligations are then owing, this Agreement and all other Loan Documents shall thereupon be terminated and the parties thereto released from all prospective obligations thereunder. Notwithstanding the foregoing or anything herein to the contrary, any waivers or admissions made by any Person in any Loan Documents, any Obligations, and any obligations which any Person may have to indemnify or compensate Agent and any Lender shall survive any termination of this Agreement or any other Loan Document. At the request and expense of Borrower, Agent shall prepare and execute all necessary instruments to reflect and effect such termination of the Loan Documents. Agent is hereby authorized to execute all such instruments on behalf of all Lenders, without the joinder of or further action by any Lender.

     Section 10.17 CONFIDENTIALITY OF INFORMATION. The Agent and Lenders shall use reasonable efforts to assure that information about the Borrower and its operations, affairs and financial condition and about the borrowers under the Mortgage Loans and their financial condition, not generally disclosed to the public or to trade and other creditors, which is furnished to the Agent and any Lender pursuant to the provisions hereof is used only for the purposes of this Agreement and any other relationship between the Agent or any Lender and the Borrower and shall not be divulged to any Person other than the Agent and the Lenders, their Affiliates and their respective officers, directors, employees and agents, except: (a) to their attorneys and accountants, (b) in connection with the enforcement of the rights of the Agent and the Lenders hereunder and under the Notes and the Security Agreement or otherwise in connection with applicable litigation, (c) in connection with assignments and participations and the solicitation of prospective assignees and participants referred to in the immediately preceding Section, and (d) as may otherwise be required or requested by any regulatory authority having jurisdiction over the Agent or any Lender or by any applicable law, rule, regulation or judicial process, the opinion of the Agent's or any Lender's counsel concerning the making of such disclosure to be binding on the parties hereto. Neither the Agent nor any Lender shall incur any liability to the Borrower by reason of any disclosure permitted by this Section 10.17.

     SECTION 10.18 JURY WAIVER. BORROWER, AGENT AND EACH LENDER HEREBY VOLUNTARILY, KNOWINGLY, IRREVOCABLY AND UNCONDITIONALLY WAIVE ANY RIGHT TO HAVE A JURY PARTICIPATE IN RESOLVING ANY DISPUTE WHETHER BASED UPON CONTRACT, TORT OR OTHERWISE) BETWEEN OR AMONG Borrower, AGENT OR ANY LENDER ARISING OUT OF OR IN ANY WAY RELATED TO THIS DOCUMENT, ANY OTHER RELATED DOCUMENT, OR ANY RELATIONSHIP BETWEEN AGENT OR ANY LENDER AND BORROWER. THIS PROVISION IS A MATERIAL INDUCEMENT TO AGENT AND LENDERS TO PROVIDE THE FINANCING DESCRIBED HEREIN OR IN THE OTHER LOAN DOCUMENTS.


              [THE REMAINDER OF THIS PAGE IS INTENTIONALLY LEFT BLANK]

     IN WITNESS WHEREOF, the parties hereto have caused this instrument to be duly executed as of the date first above written.

                            CH MORTGAGE COMPANY I, LTD.

                            By: CH Mortgage Company GP, Inc., its General
                                Partner


                            By: /s/ James D. Dolph
                               -------------------------------------
                                      James D. Dolph
                                      Chief Financial Officer,
                                      Vice President and
                                      Assistant Secretary


                            U.S. BANK NATIONAL ASSOCIATION, as Agent and Lender


                            By: /s/ Kathleen M. Connor
                               -------------------------------------
                                      Kathleen M. Connor
                                      Vice President


                            RESIDENTIAL FUNDING CORPORATION


                            By: /s/ Thomas M. Clement
                               -------------------------------------
                                     Thomas M. Clement
                                     Director


                            HIBERNIA BANK


                            By: /s/ Ed Santos
                               -------------------------------------
                                     Edward K. Santos
                                     Vice President

                            FIRST UNION NATIONAL BANK


                            By: /s/ Carolyn Eskridge
                               -------------------------------------
                                     Carolyn Eskridge
                                     Senior Vice President, Specialty Finance


                            NATIONAL CITY BANK OF KENTUCKY


                            By: /s/ Kelly Moyer
                               -------------------------------------
                                     Kelly Moyer
                                     Assistant Vice President

                                                                     SCHEDULE 1


                               ELIGIBLE MORTGAGE LOAN

     "Eligible Mortgage Loan" means a Mortgage Loan with respect to which each of the following statements is accurate and complete (and Borrower by including such Mortgage Loan in any computation of the Borrowing Base shall be deemed to so represent to Agent and Lenders at and as of the date of such computation):

          (i) Such Mortgage Loan is a binding and valid obligation of the Obligor thereon, in full force and effect and enforceable in accordance with its terms, except as enforceability may be limited by bankruptcy, insolvency, reorganization or other similar terms affecting creditor's rights in general and by general principles of equity;

          (ii) Such Mortgage Loan is genuine in all respects as appearing on its face and as represented in the books and records of Borrower, and all information set forth therein is true and correct;

          (iii) To the best knowledge of Borrower, such Mortgage Loan is free of any default (other than as permitted by subparagraph (iv) below) of any party thereto (including Borrower), counterclaims, offsets and defenses, including the defense of usury, and from any rescission, cancellation or avoidance, and all right thereof, whether by operation of law or otherwise;

          (iv) No payment under such Mortgage Loan is more than thirty (30) days past due the payment due date set forth in the underlying Mortgage Note and Mortgage;

          (v) Such Mortgage Loan contains the entire agreement of the parties thereto with respect to the subject matter thereof, has not been modified or amended in any respect not expressed in writing therein and is free of concessions or understandings with the Obligor thereon of any kind not expressed in writing therein;

          (vi) Such Mortgage Loan is in all respects in accordance with all Requirements of Law applicable thereto, including, without limitation, the federal Consumer Credit Protection Act and the regulations promulgated thereunder and all applicable usury laws and restrictions, and all notices, disclosures and other statements or information required by law or regulation to be given, and any other act required by law or regulation to be performed, in connection with such Mortgage Loan have been given and performed as required;

          (vii) All advance payments and other deposits on such Mortgage Loan have been paid in cash, and no part of said sums has been loaned, directly or indirectly, by Borrower to the Obligor, and, other than as disclosed to Agent in writing, there have been no prepayments;

          (viii) Such Mortgage Loan was originated, purchased by Borrower or converted from a variable rate Mortgage Loan to a fixed rate Mortgage Loan, whichever is latest not more than ninety (90) days prior to the inclusion of such Mortgage Loan in any computation of the Borrowing Base and matures within 30 years after such date of origination;

          (ix) At all times such Mortgage Loan will be free and clear of all Liens, except in favor of Agent for the benefit of Lenders and any other Lien which has been disclosed to Agent in writing and is permitted hereunder;

          (x) The Property covered by such Mortgage Loan is insured against loss or damage by fire and all other hazards normally included within standard extended coverage in accordance with the provisions of such Mortgage Loan with Borrower named as a loss payee thereon;

          (xi) The Required Mortgage Documents have been delivered to Agent prior to the inclusion of such Mortgage Loan in any computation of the Borrowing Base or, if such items have not been delivered to Agent on or prior to the date such Mortgage Loan is first included in any computation of the Borrowing Base, (1) Borrower has agreed to pledge and deliver all Required Mortgage Documents pursuant to an Agreement to Pledge delivered to Agent prior to such inclusion, and (2) the Collateral Value of such Mortgage Loan when added to the Collateral
     Value of all other Mortgage Loans for which Agent has not received the Required Mortgage Documents does not exceed the Wet Warehousing
     Sublimit, PROVIDED THAT, all Required Documents with respect to such Mortgage Loan shall be delivered to Agent within seven (7) Business Days after the date of the Borrowing Request with respect thereto and all other documents requested by Agent pursuant to Section 4.02 of the Security Agreement shall be delivered to Agent within five Business Days after such request.

          (xii) If such Mortgage Loan is included in the Borrowing Base and has been withdrawn from the possession of Agent on terms and subject to conditions set forth in the Security Agreement:

                  (1) If such Mortgage Loan was withdrawn by Borrower for purposes of correcting clerical or other non-substantive documentation problems, the promissory note and other documents relating to such Mortgage Loan are returned to Agent within twenty-one (21) calendar days from the date of withdrawal; and the Collateral Value of such Mortgage Loan when added to the Collateral Value of other Mortgage Loans which have been similarly released to Borrower and have not been returned does not exceed $2,500,000;

                  (2) If such Mortgage Loan was shipped by Agent directly to a permanent investor for purchase or to a custodian for the formation of a pool, the full purchase price therefor has been received by Agent (or such Mortgage Loan has been returned to Agent) within forty-five (45) days days (seventy-five (75) days in the case if such Mortgage Loan is included in a housing bond program) from the date of shipment by Agent.

          (xiii) If such Mortgage Loan is a Jumbo Mortgage Loan, the Collateral Value of such Mortgage Loan when added to the Collateral Value of all other Jumbo Mortgage Loans does not exceed the Jumbo Sublimit.

          (xiv) If such Mortgage Loan is a Nonconforming Mortgage Loan, the Collateral Value of such Mortgage Loan when added to the Collateral Value of all the Nonconforming Mortgage Loans does not exceed the Nonconforming Sublimit;

          (xv) Such Mortgage Loan has not been included in the Borrowing Base for more than (A) ninety (90) days, if such Mortgage Loan is a Nonconforming Mortgage Loan, (B) one hundred twenty (120) days, if such Mortgage Loan is a Jumbo Mortgage Loan, (C) one hundred twenty (120) days, if such Mortgage Loan is a Conforming Mortgage Loan or (D) one hundred eighty (180) days, if such Mortgage Loan is included in a housing bond program;

          (xvi) Such Mortgage Loan is covered by a Take-Out Commitment which is in full force and effect, and Borrower and such Mortgage Loan are in full compliance therewith;

          (xvii) Such Mortgage Loan is secured by a first or second Mortgage on Property consisting of a completed one-to-four unit single family residence which is not used for commercial purposes and which is not a construction loan; and

          (xviii) The face amount of the Mortgage Note underlying such Mortgage Loan does not exceed $500,000.

     Agent may, in its discretion, waive one or more of the foregoing eligibility requirements with respect to any Mortgage Loan, provided that the aggregate Collateral Value of all Mortgage Loans with respect to which such eligibility requirements have been waived shall not at any time exceed $1,000,000.

                                                                     SCHEDULE 2

                                      INVESTORS

Norwest
100 N. Walnut Creek #E
Mansfield, TX 76063
817-477-1090 - Jennifer Eggan; Peggy Baker

Countrywide
6400 Legacy Drive
Plano, TX 75024
800-669-3333 X3054 - Abbie Tidmore; Steve Remington

Homeside Lending
2222 Cottondale Lane
#310
Little Rock, AR 72202
501-664-4411- Brad Burney
414-777-3023 - Mary O'Connell

RBMG
7809 Park Lane Road
Columbia, SC 29223
800-290-9719 - Charles White

Principal
711 High Street
Des Moines, IA 50392
800-648-3788 - Keith Anderson; Ken Loder

Leader Mortgage (Bond)
55 Weston Road #208
Ft. Lauderdale, FL 33326
888-643-7974 - Christina Gilson

First Nationwide
14651 Dallas Parkway #250
Dallas, TX 75240
972-770-3746 - Tim Fisher

Fleet Mortgage
11200 W. Parkland Ave.
Milwaukee, WI 53224
414-359-8341 - Terry Rentmeester
414-359-8238 - Mary Stern

Chase MMC
99 Trophy Club Drive
Trophy Club, TX 76262
817-430-5891 - Dave Stewart; Rocky Barajas; Julie Walker

PHH
11000 Commerce
Mt. Laurel, NJ 08054
888-467-1524 X92833 - Tim Hickey

Bank of America
1201 Main Street, 9th Floor
Dallas, TX 75263
214-743-9968 - Lynda Dagulo

GMAC-RFC
14850 Quorum Drive #450
Dallas, TX 75240
972-455-1851 - Richard Bitner

Ohio Savings
1801 E. 9th St. #200
Cleveland, OH 44114
713-355-2548 - Barbara Fisher

Sebring Capital
16610 Dallas Parkway #200
Dallas, TX 75248
512-459-4442 - Ben Richards

Fidelity Funding
12770 Merit Drive, 6th Floor
Dallas, TX 75251
800-301-2173 X4341 - William Rhinehart

Guarantee Federal
8333 Douglas Avenue
Dallas, TX 75225
888-540-4363 X2131 - TBD

Fannie Mae
13455 Noel Road/Galleria Tower
Suite #600
Dallas, TX 75240
972-773-7352 - Bruce Petty

Freddie Mac
8520 Jones Branch Drive
McLean, VA 22102
703-918-5017 - John Ball

                                                                     SCHEDULE 3


                                    SUBSIDIARIES



     D.R. Horton, Inc. - Los Angeles, a Delaware corporation (100% interest held by Borrower)

     DRH Mortgage Company, LLC, a Texas limited liability company (50% interest held by D.R. Horton, Inc. - Los Angeles)

                                                                     SCHEDULE 4


                                   PERMITTED LIENS

                                         NONE

                                                                     SCHEDULE 5


                       COMMITMENT AMOUNTS AND PERCENTAGE SHARES

                                         Commitment        Percentage
                                           Amount            Share
                                         ----------        ----------
     U.S. Bank National Association     $ 50,000,000        28.57%
     Residential Funding Corporation    $ 50,000,000        28.57%
     Hibernia Bank                      $ 30,000,000        17.14%
     First Union National Bank          $ 30,000,000        17.14%
     National City Bank of Kentucky     $ 15,000,000         8.57%
                                         -----------         -----

     Total                              $175,000,000       100.00%


                                                                    EXHIBIT A TO
                                                                CREDIT AGREEMENT

                                    FORM OF  NOTE


                                   PROMISSORY NOTE


$____________                                             Minneapolis, Minnesota
                                                                              ,


          FOR VALUE RECEIVED, CH MORTGAGE COMPANY I, LTD., a Texas limited partnership (the "Borrower"), hereby promises to pay to the order of ________________________ (the "Lender") at the main office of the Agent (as such term and each other capitalized term used herein are defined in the Credit Agreement hereinafter referred to) in Minneapolis, Minnesota, in lawful money of the United States of America in immediately available funds, the principal sum of _____________________ MILLION AND NO/100 DOLLARS ($_____) or the aggregate unpaid principal amount of all Loans [and Swingline Loans]* made by the Lender pursuant to the Credit Agreement described below, whichever is less, and to pay interest in like funds from the date hereof on the unpaid balance thereof at the rates per annum and at such times as are specified in the Credit Agreement. Interest (computed on the basis of actual days elapsed and a year of 360 days) shall be payable at said office at the times specified in the Credit Agreement.

          Principal hereof shall be payable in the amounts and at the times set forth in the Credit Agreement.

          This note is one of the Notes referred to in the Credit Agreement dated as of August 13, 1999, between the Borrower, the Lender, the other lenders party thereto and U.S. Bank National Association, as Agent (as the same may be amended, modified or restated from time to time, the "Credit Agreement").
Unless otherwise defined herein, capitalized terms used herein shall have the meanings given to such terms in the Credit Agreement. This note is subject to certain mandatory and voluntary prepayments and its maturity is subject to acceleration, in each case upon the terms provided in the Credit Agreement.

          The Borrower hereby waives diligence, presentment, demand, protest, and notice (except such notice as is required under the Loan Documents) of any kind whatsoever. The nonexercise by the Lender of any of its rights hereunder or under the other Loan Documents in any particular instance shall not constitute a waiver thereof in any subsequent instance.

          Borrower reserves the right to prepay the outstanding principal balance of this Note, in whole or in part at any time and from time to time without premium or penalty in accordance with the terms of the Credit Agreement.


          This note is entitled to the benefit of the Security Agreement and the other Loan Documents.

          THIS NOTE SHALL BE CONSTRUED IN ACCORDANCE WITH THE LAW OF THE STATE OF MINNESOTA, WITHOUT GIVING EFFECT TO CONFLICT OF LAWS PRINCIPLES THEREOF BUT GIVING EFFECT TO FEDERAL LAWS APPLICABLE TO NATIONAL BANKS. In the event of default hereunder, the undersigned agrees to pay all costs and expenses of collection, including but not limited to reasonable attorneys' fees.

          [Notwithstanding the foregoing paragraphs and all other provisions of this note and the Credit Agreement, none of the terms and provisions of this note or the Credit Agreement shall ever be construed to create a contract to pay to the Lender, for the use, forbearance or detention of money, interest in excess of the maximum amount of interest permitted to be charged by the Lender to the undersigned under applicable state or federal law from time to time in effect, and the undersigned shall never be required to pay interest in excess of such maximum amount. If, for any reason, interest is paid hereon in excess of such maximum amount (whether as a result of the payment of this note prior to its maturity or otherwise), then promptly upon any determination that such excess has been paid the Lender will, at its option, either refund such excess to the undersigned or apply such excess to the principal owing hereunder. All interest paid shall, to the extent permitted by applicable law, be amortized, prorated, allocated and spread throughout the full period of the Borrower's credit relationship with the Lender until payment in full of the principal (including the period of any renewal or extension) so that the interest for such full period shall not exceed the maximum rate of interest permitted by applicable law.]**


                    CH MORTGAGE COMPANY I, LTD.


                    By______________________________
                     Its____________________________

     * Include in Note payable to U.S. Bank.

     ** Include in Notes payable to Lenders headquartered in the State of Texas.

                                                                    EXHIBIT B TO
                                                                CREDIT AGREEMENT

                           FORM OF CONFIRMATION OF
                         BORROWING/PAYDOWN/CONVERSION

                           [On Borrower Letterhead]

                                    [Date]


U.S. Bank National Association,
  as Agent
601 Second Avenue South
Minneapolis, Minnesota  55402
Attention:  Mortgage Banking Services Division

     Re:  Confirmation of Borrowing/Paydown/Conversion

Ladies and Gentlemen:

          Reference is made to the Credit Agreement dated as of August 13, 1999 (as said Agreement may be amended, supplemented or restated from time to time, the "Credit Agreement"), between CH Mortgage Company I, Ltd. (the "Borrower"), the Lenders party thereto and U.S. Bank National Association ("U.S. Bank") as Agent for the Lenders (in such capacity, the "Agent"). Each capitalized term used herein shall have the meaning ascribed to such term in the Credit Agreement.

          The Borrower and the undersigned hereby confirm and certify to the Agent as follows:

          1. The undersigned is authorized to submit this Confirmation of Borrowing/Paydown/Conversion on behalf of the Borrower.

          2.   On __________________, ______, the Borrower (a) requested the
Lenders to make Loans in the aggregate principal amount of $__________________ ,
(b) requested U.S. Bank to make a Swingline Loan in the aggregate principal amount of $_________________ , (c) made principal payments on outstanding
Loans in the aggregate amount of $_______________, or(d) converted

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outstanding Advances to outstanding Advances of another
type,(*) as follows:


                                                       Balance
               Reference Rate      Eurodollar Rate     Funded Rate
               --------------      ---------------     -----------

Advance        $_________          $_________          $_________

Payment        $_________          $_________          $_________

Net Amount
Outstanding    $_________          $_________          $_________

Interest Rate         %                   %               1.125%

          3. In connection with any requested Loans or Swingline Loans, please disburse $__________ as follows [include wire instructions]:

          4. In connection with any requested Loans or Swingline Loans: (a) no Event of Default or Unmatured Event of Default has occurred or will exist upon the making of any such Loans or Swingline Loans; (b) the representations and warranties contained in Article IV of the Credit Agreement and in Section 5 of the Security Agreement are true and correct in all material respects with the same force and effect as if made on and as of the date hereof; and (c) after giving effect to the Loans or Swingline Loans requested herein, the sum of the outstanding principal balance under the Notes shall not exceed the Borrowing Base or the Aggregate Commitment Amounts.

                              Very truly yours,

                              CH MORTGAGE COMPANY I, LTD.

                              By_______________________________
                               Its_____________________________





---------------------------
* For purposes of this Certificate, Advances being converted shall be described as principal payments, and the new Advances into which such Advances are being converted shall be described as new Advances.


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                                                                    EXHIBIT C TO
                                                                CREDIT AGREEMENT

                                    FORM OF
                          BORROWING BASE CERTIFICATE

                           [On Borrower Letterhead]

U.S. Bank National Association, as Agent
601 Second Avenue South
Minneapolis, Minnesota 55402
Attention:  Mortgage Banking Services
                                                                     Division
Ladies and Gentlemen:

We submit this certificate to you in accordance with the terms of the Credit Agreement dated as of August 13, 1999 (as the same may be amended, supplemented or restated from time to time, the "Credit Agreement") between CH Mortgage Company I, Ltd., the lenders party thereto (the "Lenders") and U.S. Bank National Association, as Agent for the Lenders (in such capacity, the "Agent"). Each capitalized term used herein and not defined herein has the same meaning ascribed to such term in the Credit Agreement.

The undersigned hereby certifies the following as of the close of business on __________________,__________, the Borrowing Base was calculated as follows:

                                   Collateral Value
                                   ----------------

(a)  Pledged Mortgage Loans                            $_______

          Conforming Mortgage Loans          $_______
          Nonconforming Mortgage Loans       $_______
          Jumbo Mortgage Loans               $_______

Less:
(b)  Pledged Mortgage Loans with No
     Collateral Value (i.e., not
     Eligible Mortgage Loans)                          $_______
     Conforming Mortgage Loans and Jumbo
     Mortgage Loans - 120 days or more since
     origination or acquisition;
     Nonconforming Mortgage Loans-

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     90 days or more since origination or
     acquisition; and bond program
     loans - 180 days or more since
     origination or acquisition                        $_______

     Jumbo Mortgage Loans - 120 days
     or more since origination or
     acquisition                                       $_______

     Nonconforming Mortgage Loans - 90 days or
     more since origination or acquisition             $_______

     Pledged more than 90 days                         $_______

     Promissory Note and/or Collateral Documents
     not returned or purchased by an Investor
     (45 days/75 days for bond program loans)          $_______

     Collateral Document not returned (21 days)        $_______

     In default (one full reporting period)            $_______
     Requested documents not delivered
     (5 Business Days)                                 $_______
     Promissory Note and/or Collateral Documents
     not delivered (wet funding loans;
     7 Business Days)                                  $_______

     Wet funding loans in excess of sublimit           $_______

     Wet funding loans not closed                      $_______

     Jumbo Mortgage Loans in excess
     of  applicable sublimit                           $_______

     Nonconforming Mortgage Loans in excess
     of applicable sublimit                            $_______

     Not marketable                                    $_______

     Agent does not have perfected, first
     priority security interest                        $_______

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     Other ineligible                                  $_______

(c)  Eligible Mortgage Loans ((a) - (b))               $_______

(d)  2% of (c)                                         $_______

(e)  Total Collateral Value (Borrowing Base)
     ((c) minus (d))                                   $_______

          Attached hereto is a schedule of the "Pledged Mortgage Loans" (as defined in the Security Agreement) that have no Collateral Value at the date hereof.


Dated:  ___________, 1999

                                    CH MORTGAGE COMPANY I, LTD.


                                    By ______________________________
                                    Its ______________________________












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                                                                    EXHIBIT D TO
                                                                CREDIT AGREEMENT

                                       FORM OF
                                COMPLIANCE CERTIFICATE

                               [On Borrower Letterhead]

U.S. Bank National Association, as Agent
601 Second Avenue South
Minneapolis, Minnesota 55402
Attention: Mortgage Banking Services
               Division


Ladies and Gentlemen:

          We submit this certificate to you in accordance with the terms of the Credit Agreement dated as of August 13, 1999 (as the same may be amended, supplemented or restated from time to time, the "Credit Agreement") between CH Mortgage Company I, Ltd., the lenders party thereto (the "Lenders") and U.S. Bank National Association, as Agent for the Lenders (in such capacity, the "Agent"). Each capitalized term used herein and not defined herein has the same meaning ascribed to such term in the Credit Agreement.

          The undersigned hereby certifies the following as of the close of business on ________________, _______, the Borrower's compliance and/or noncompliance with Sections 6.12, 6.13, 6.14 and 6.15 of the Credit Agreement was as follows:

                                                       Actual (or in
Financial Covenants                Required            Compliance
-------------------                --------            ----------

1)   Distributions                 not more than
     (6.12)                        profit (rolling
                                   four quarters)      $________


2)   Tangible Net
     Worth (6.13)                  $14,600,000         $________

3)   Tangible Net
     Worth Ratio (6.14)            not more than
                                   12.0 to 1.0              to 1.0

4)   Net Income (6.15)             not less than $1.00 $________


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The undersigned further certifies as follows:

(a) The undersigned is the duly elected President, Chief Financial Officer or Accounting Director of the General Partner of Borrower.

(b) The undersigned has reviewed the terms of the Credit Agreement and has made, or has caused to be made under the supervision of the undersigned, a detailed review of the transactions and conditions of the Borrower during the accounting period covered by this Certificate; and

(c) These examinations did not disclose, and the undersigned has no knowledge, whether arising out of such examinations or otherwise, of the existence of any condition or event that constitutes an Event of Default or a Default during or at the end of the accounting period covered by this Certificate, except as described in a separate attachment to this Certificate, the exceptions listing, in detail, the nature of the condition or event, the period during which it has existed and the action that the Borrower has taken, is taking, or proposes to take with respect to each such condition or event.

Dated: _____________, _____

                                     CH MORTGAGE COMPANY I, LTD.


                                     By________________________________
                                     Its ______________________________



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